                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): OCTOBER 30, 1997


                         FLEXTRONICS INTERNATIONAL LTD.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    SINGAPORE
                  --------------------------------------------
                         (State or Other Jurisdiction of
                                 Incorporation)



      0-23354                                                  NOT APPLICABLE
----------------------                                      --------------------
    (Commission                                                 (IRS Employer
    File Number)                                                Identification
                                                                    No.)


  514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE       469029
-------------------------------------------------------------------------------
                  (Address of Principal Executive Offices)            (Zip Code)


                                  (65) 449-5255
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        This report on Form 8-K/A-1 supplements the report on Form 8-K filed with the Securities and Exchange Commission on November 10, 1997 by Flextronics International Ltd. (the "Company") to report its acquisition of 92% of the outstanding capital stock of Neutronics Electronic Industries Holding A.G. ("Neutronics") in exchange for 2,806,000 shares of the Company's ordinary shares.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

        The following financial statements are filed herewith:

                         REPORT OF INDEPENDENT AUDITORS

The Management and Supervisory Boards and Shareholders of NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G.
Gutheil-Schodergasse 10
A-1102 Wien
Austria

  We have audited the accompanying consolidated balance sheets of Neutronics Electronic Industries Holding A.G. and its subsidiaries (the "Group") as at December 31, 1996, 1995 and 1994 and the related consolidated statements of operations and retained earnings, and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audits in accordance with International Standards on Auditing established by the International Federation of Accountants Committee (IFAC). Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements present fairly in all material respects the financial position of the Group as at December 31, 1996, 1995 and 1994, and the results of its operations and its cash flows for the periods then ended and have been properly prepared in conformity with Austrian Generally Accepted Accounting Principles ("Austrian GAAP"), and as far as the consolidated financial statement schedules are concerned, make proper disclosure in conformity with United States Generally Accepted Principles ("US GAAP"). Furthermore, the reconciliation from Austrian to US GAAP of consolidated net income and shareholders' equity as set out in note 2 of the consolidated financial statements has been properly prepared.

Moore Stephens
Registered Auditors
St. Paul's House
Warwick Lane
London EC4P 4BN

October 17, 1997

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                            FOR THE PERIOD FROM
                                                                                               JULY 1, 1994
                                                  YEAR ENDED DECEMBER 31,                       (INCEPTION)
                                   -------------------------------------------------------     TO DECEMBER 31,
                                   NOTE         1996               1996             1995            1994
                                   ----      ---------           --------         --------  -------------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues ..........................          $ 128,645      ATS 1,583,754    ATS 1,241,447      ATS 620,959
Increase (decrease) in
  inventories of
  finished goods
  and work in process..............                 67                830           13,247           (5,992)
Other capitalized
  costs............................              2,145             26,412            5,549            1,439
Other operating
  income...........................  4           1,357             16,705              245            7,381
Cost of materials .................            (86,868)        (1,069,442)        (723,592)        (390,118)
Personnel expenses ................  5         (23,255)          (286,300)        (295,508)        (126,605)
Amortization of
 intangible ssets and
 depreciation of
  non-current assets...............  6          (3,910)           (48,144)         (32,506)          (11,550)
Other operating expenses...........  7         (12,972)          (159,698)        (188,258)          (97,917)
Financial result, net..............  9          (1,563)           (19,236)         (11,538)              (34)
                                             ---------           --------         --------        ----------
NET INCOME (LOSS)..................          $   3,646         ATS 44,881        ATS 9,086        ATS (2,437)
                                             =========         ==========        =========        ==========
Income applicable to
  Neutronics ......................              3,618             44,531            8,916            (3,006)
Income applicable  to
  minority interest................                 28                350              170               569
                                              --------         ----------        ---------        ----------
NET INCOME (LOSS)..................          $   3,646         ATS 44,881        ATS 9,086        ATS (2,437)
                                              ========         ==========        =========        ==========
EARNINGS (LOSS) PER
  SHARE ...........................           $   2.26          ATS 27.83         ATS 5.57         ATS (1.88)

           See accompanying Notes to Consolidated Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                             AT DECEMBER 31,
                                  ----------------------------------------------------------------
                                  NOTE         1996          1996         1995             1994
                                  ----       -------    -----------    -----------     -----------
                                                              (IN THOUSANDS)
ASSETS
NON-CURRENT ASSETS
Initial contract costs             11        $ 1,462    ATS  18,000    ATS      --     ATS      --
Intangible assets ..........       12          1,912         23,535         25,044          21,757
Property, plant and
 equipment .................       13         34,229        421,392        315,709         243,687
Financial assets ...........       14          1,063         13,082         44,243           9,100
                                             -------    -----------    -----------     -----------
                                              38,666        476,009        384,996         274,544
                                             -------    -----------    -----------     -----------
CURRENT ASSETS
Inventories ................       15         15,654        192,713        134,023         133,618
Receivables and other assets       16         19,416        239,031        223,830         235,192
Cash and cash equivalents ..                     453          5,574         21,161          80,768
                                             -------    -----------    -----------     -----------
                                              35,523        437,318        379,014         449,578
                                             -------    -----------    -----------     -----------
Prepaid expenses ...........                     954         11,739          5,992          11,202
                                             -------    -----------    -----------     -----------
TOTAL ASSETS ...............                 $75,143    ATS 925,066    ATS 770,002     ATS 735,324
                                             =======    ===========    ===========     ===========
SHAREHOLDERS' EQUITY AND
 LIABILITIES
SHAREHOLDERS' EQUITY               18
Share capital ..............                 $ 6,498     ATS 80,000    ATS  80,000      ATS 80,000
Capital reserves ...........                   3,249         40,000         40,000          40,000
Retained earnings ..........                   4,094         50,397          5,866          (3,006)
Minority interests .........                     215          2,645          5,860           7,021
                                             -------    -----------    -----------      ----------
                                              14,056        173,042        131,726         124,015
                                             -------    -----------    -----------      ---------
PROVISIONS
Provision for severance             8          3,025         37,244         36,527          35,205
 costs.....................
Other provisions...........        19          5,987         73,704         70,741          77,522
                                             -------    -----------    -----------      ----------
                                               9,012        110,948        107,268         112,727
                                             -------    -----------    -----------      ----------
LIABILITIES
Accounts payable trade .....       20         21,385        263,257        172,220         184,763
Other liabilities ..........       21         28,824        354,851        355,112         311,868
                                             -------    -----------    -----------     -----------
                                              50,209        618,108        527,332         496,631
Deferred income ............       22          1,866         22,968          3,676           1,951
                                             -------    -----------    -----------     -----------
TOTAL SHAREHOLDERS' EQUITY
 AND LIABILITIES ...........                 $75,143    ATS 925,066    ATS 770,002     ATS 735,324
                                             =======    ===========    ===========     ===========

          See accompanying Notes to Consolidated Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            FOR THE PERIOD
                                                                                 FROM
                                                                             JULY 1, 1994
                                                                              (INCEPTION)
                                           YEAR ENDED DECEMBER 31,           TO DECEMBER 31,
                                       --------------------------------      --------------
                                       1996          1996          1995           1994
                                       ----          ----          ----           ----
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income (loss) ............      $ 3,646      ATS 44,881     ATS 9,086     ATS (2,437)
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
  Depreciation and
   amortization ..............        3,911          48,144        32,506         11,550
  Amortization of employee
   related provisions ........         (711)         (8,755)       (9,489)        (5,896)
  Loss (gain) on sale of
    non-current assets .......          215           2,644           383           (186)
  Gain on sale of subsidiary .         (882)        (10,864)           --             --
  Capitalization of initial
   contract costs ............       (1,949)        (24,000)           --             --
  Share of loss in associated
   company ...................           93           1,150            --             --
Changes in assets and
 liabilities net of effects
 from purchase and disposal
 of subsidiaries:
   (Increase) decrease in
     receivables and other
      assets ..................      (2,334)        (28,736)            83         (91,827)
   (Increase) decrease in
     prepaid expenses .........        (627)         (7,714)         5,210         (11,148)
   Increase in inventories ....      (4,863)        (59,864)          (403)       (111,683)
   Increase (decrease) in
    liabilities and
     provisions ...............       8,821         108,613           (229)        192,851
   Increase in deferred
     income ...................       1,600          19,700          1,725              20
Other adjustments .............        (110)         (1,358)           (62)            (32)
                                    -------      ----------     ----------     -----------
NET CASH PROVIDED BY
 (USED FOR) OPERATING
  ACTIVITIES ..................     $ 6,810      ATS 83,841     ATS 38,810     ATS (18,788)
                                    =======      ==========     ==========     ===========

CASH FLOWS FROM INVESTING
 ACTIVITIES
Purchase of financial assets ..          (121)         (1,489)       (35,143)         (9,100)
Purchase of property, plant
 and equipment ................        (9,037)       (111,256)       (77,702)       (156,679)
Purchase of intangible assets .          (183)         (2,254)        (6,455)         (1,291)
Proceeds from disposal of
 non-current assets ...........         3,446          42,425          4,055             433
Purchase of subsidiaries, net
 of cash acquired .............            --              --             --          32,292
Proceeds from disposal of
 subsidiaries, net of cash
 disposed of ..................           870          10,706             --              --
                                      -------      ----------     ----------     -----------

NET CASH USED FOR INVESTING
 ACTIVITIES ...................       $(5,025)    ATS (61,868)  ATS (115,245)   ATS (134,345)
                                      -------      ----------     ----------     -----------
CASH FLOWS FROM FINANCING
ACTIVITIES:
Net increase in borrowings
 under line of credit
 agreements ...................           984          12,108         64,775          21,596
Proceeds from long term
 borrowings ...................         4,735          58,298         36,418         102,177
Payments on long term
 borrowings and capital
 leases .......................        (4,839)        (59,576)       (12,557)         (9,573)
Proceeds from related company
  financing ...................            --              --             --         119,201
Payments on related company
 financing ....................        (3,931)        (48,390)       (70,811)             --
Dividends paid to minority
 interests ....................            --              --           (997)             --
                                      -------      ----------     ----------     -----------
NET CASH (USED FOR)
 PROVIDED BY  FINANCING
 ACTIVITIES ...................       $(3,051)    ATS (37,560)    ATS 16,828     ATS 233,401
                                      -------      ----------     ----------     -----------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS ....        (1,266)        (15,587)       (59,607)         80,268

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD .........         1,719          21,161         80,768             500
                                      -------      ----------     ----------     -----------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD ................       $   453       ATS 5,574     ATS 21,161      ATS 80,768
                                      =======      ==========     ==========     ===========


           See accompanying Notes to Consolidated Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                     SHARE        CAPITAL         RETAINED        MINORITY
                                    CAPITAL      RESERVES         EARNINGS       INTERESTS        TOTAL
                                  ----------    ----------       ----------      ---------      -----------
                                                               (IN THOUSANDS)
BALANCE AT JULY 1, 1994 ....      ATS    500    ATS     --       ATS     --      ATS    --      ATS     500

Contributed capital ........          79,500        40,000               --             --          119,500
1994 net income to retained
 earnings ..................              --            --           (3,006)           569           (2,437)
Change in minority
 interests .................              --            --               --          6,452            6,452
                                  ----------    ----------       ----------      ---------      -----------
BALANCE AT DECEMBER 31,1994       ATS 80,000    ATS 40,000       ATS (3,006)     ATS 7,021      ATS 124,015
                                  ==========    ==========       ==========      =========      ===========
BALANCE AT JANUARY 1, 1995 .          80,000        40,000           (3,006)         7,021          124,015
1995 net income to retained
 earnings ..................              --            --            8,916            170            9,086
Change in minority
   interests ...............              --            --               --           (378)            (378)
Dividends paid to minority
 interests .................              --            --               --           (997)            (997)
Other ......................              --            --              (44)            44               --
                                  ----------    ----------       ----------      ---------      -----------
BALANCE AT DECEMBER 31, 1995      ATS 80,000    ATS 40,000       ATS  5,866      ATS 5,860      ATS 131,726
                                  ==========    ==========       ==========      =========      ===========
BALANCE AT JANUARY 1, 1996 .          80,000        40,000            5,866          5,860          131,726
1996 net income to retained
 earnings ..................              --            --           44,531            350           44,881
Change in minority
   interests ...............              --            --               --         (3,565)          (3,565)
                                  ----------    ----------       ----------      ---------      -----------
BALANCE AT DECEMBER 31, 1996      ATS 80,000    ATS 40,000       ATS 50,397      ATS 2,645      ATS 173,042
                                  ==========    ==========       ==========      =========      ===========

           See accompanying Notes to Consolidated Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF ACCOUNTING POLICIES

   Description of Business -- Neutronics Electronic Industries Holding Aktiengesellschaft and its subsidiaries ("Neutronics" or the "Group") are engaged in contract manufacturing of electronic products and other supplies, such as plastics, to the electronics industry.

   Basis of Presentation -- The consolidated financial statements of Neutronics have been prepared in accordance with the Austrian Commercial Code, which represents accounting principles generally accepted in Austria ("Austrian GAAP"), and comply with the accounting policies described below. Austrian GAAP varies in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). Application of U.S. GAAP would have affected the results of operations for each of the years in the two-year period ended December 31, 1996 and for the six months ended December 31, 1994, and shareholders' equity as of December 31, 1996, 1995 and 1994 to the extent summarized in Note 2 to the consolidated financial statements.

   The Company was incorporated on June 17, 1994, but did not commence operations as a group until July 1, 1994. Accordingly, all references in these financial statements to the Company's inception refer to July 1, 1994.

   All amounts herein are shown in Austrian Schillings ("ATS"), unless otherwise indicated, and for the year 1996 are also presented in U.S. dollars ("dollars" or "$"), the latter being unaudited and presented solely for the convenience of the reader at the rate of ATS 12.311 = $1, the Noon Buying Rate of the Federal Reserve Bank of New York on October 15, 1997.

   Consolidation Methods -- All companies in which Neutronics has control are fully consolidated.

   Significant investments in which Neutronics has an ownership interest in the range of 20% to 50% are accounted for using the equity method, except a 35% interest in Philips Monitoripar Magyarorszag Vamszabadterueleti ("PMM") acquired by Neutronics on December 13, 1994 and disposed of on December 20, 1996. The investment in PMM was accounted for at cost because any significant influence was expected to be only temporary.

   These financial statements include references to associated and related companies. Associated companies represent entities in which Neutronics owns between 20% to 50% and are accounted for using the equity method. Related companies include entities which are members of groups which have significant ownership interests in Neutronics.

   The effects of intercompany transactions have been eliminated.

   Total Cost Method -- The income statements are presented according to the total-cost (or type-of-expenditure) format as commonly used in Austria. According to this format, production and all other expenses incurred during the period are classified by type of expenses.

   Use of Estimates -- The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Foreign Currencies -- Foreign currency receivables and payables are recorded at historical rates unless the use of the exchange rate at the balance sheet date would result in a lower receivable or a higher payable balance. This results in unrealized losses being recognized currently and unrealized gains being deferred until they are realized.

   The functional currency of the Hungarian subsidiaries is the Austrian Schilling as these subsidiaries are a direct and integral extension of the Austrian operations. The balance sheets of the Hungarian subsidiaries are therefore remeasured on the basis of historical exchange rates for non-monetary assets and liabilities and at year-end exchange rates for all other assets and liabilities. Revenue, expense, gain, and loss accounts are remeasured at average exchange rates except for depreciation and amortization and cost of goods sold which are remeasured at historical exchange rates. Differences resulting from remeasuring the books of record into the functional currency are reflected in other operating income in the case of gains or other operating expenses in the case of losses.

   Property, Plant and Equipment -- Property, plant and equipment is valued at acquisition or manufacturing cost and is subsequently reduced by depreciation charges on a straight-line basis over the assets' useful lives as follows: buildings -- 25 to 40 years; plant and machinery and factory and office equipment -- 4 to 10 years. In the Austrian entities, depreciation on additions and disposals during the first and second half of the year are calculated using full-year or half-year rates, respectively. In the Hungarian entities, depreciation is calculated on a monthly basis. Low value items are expensed in the year of acquisition.

   Intangible Assets -- Intangible assets other than goodwill are valued at acquisition cost and are amortized over their useful lives (3 to 20 years). Goodwill derived from acquisitions is amortized over 10 years.

   Impairment of Long-term Assets -- Pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the relevant long-term assets of the Company are reviewed when changes in circumstances indicate that their carrying value may have been impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges) in which case the assets will be written down to fair value or the relevant projected discounted cash flows from related operations. Management also re-evaluates the period of amortization and depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As at December 31, 1996, management expects these assets to be fully recoverable.

   Revenue Recognition and Manufacturing Contracts -- Costs and revenues relating to the initial phase of a contract (including design, testing and tooling for products) are deferred. Contract costs deferred are included within non-current assets as initial contract costs and amortized on a straight-line basis over the weighted average length of production phases. Any revenues relating to the initial phase of a contract are included in deferred income and released to the income statement over the same period.

   Revenues relating to the production phase of a manufacturing contract are recognized on shipment of product to customers. Revenues are recognized net of discounts, customer bonuses and rebates granted.

   Research and Development -- Research and development is conducted under both customer and company sponsored programs. Company sponsored research and development costs are expensed in the year in which they are incurred. Customer sponsored research and development costs are accounted for as any other contract costs incurred in the initial phase of a manufacturing contract. Total research and development costs incurred by Neutronics were ATS 16.8 million in 1996, ATS
12.4 million in 1995 and ATS 4.0 million for the six months ended December 31, 1994. These costs related mainly to customer sponsored programs.

   Pension and Severance Costs -- Neutronics sponsors defined contribution pension plans, with the contributions payable in the year charged to the income statement.

   Austrian law requires that termination indemnities (severance pay) are provided to substantially all employees upon severance of employment by the employer and upon retirement. The payment method is a lump sum or a few payments over a short period of time, with the amount of the payment dependent on years of service and compensation at termination. Such termination indemnities are in substance comparable to a pension plan as defined by the provisions of SFAS No. 87, "Employers' Accounting for Pensions." Because amounts recognized in the balance sheet and income statement under U.S. GAAP are acceptable under Austrian GAAP, Neutronics decided to account for its severance costs in accordance with the provisions of SFAS 87.

   Inventory Valuation -- Raw materials and manufacturing supplies are valued at the lower of cost, determined on a first-in, first-out method, or market. Finished goods are valued at the lower of manufacturing cost, determined on a first-in, first-out method, or net realizable value and comprise direct material and labor and applicable manufacturing overheads, including depreciation charges. Obsolescence provisions are made to the extent that inventory risks are determinable.

   Income Taxes -- Deferred taxes are determined using the liability method. Deferred taxes are recognized only to the extent that consolidated deferred tax liabilities exceed consolidated deferred tax assets, including net operating loss carry forwards.

   Securities -- Fixed income securities are valued at cost, with any decline in fair value below cost that is other than temporary resulting in a write down charged to income.

   Earnings Per Share -- From July 1, 1994 to December 31, 1996, Neutronics was constituted under Austrian law as a Gesellschaft mit beschrankter Haftung ("GmbH"), and therefore its share capital was in the form of contributed capital rather than issued shares. On September 19, 1997, Neutronics converted to an Aktiengesellschaft ("A.G.") under Austrian law and with effect from January 1, 1997 has an issued share capital of 1,600,000 fully paid ordinary shares of ATS 100 each. Earnings per share for each of the years in the two-year period ended December 31, 1996, and for the six months ended December 31, 1994, have therefore been calculated by adding to or deducting from net income amounts applicable to minority interests and then dividing the resulting amount by 1,600,000 shares being the number of ordinary shares outstanding in 1997.

   Leased Equipment -- Assets held under capital leases, which confer rights and obligations similar to those attached to owned assets, are capitalized as property, plant and equipment and are depreciated over their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the income statement over the period of the leases to produce a constant rate of interest on the balance of capital repayments outstanding.

   Cash Equivalents -- Cash equivalents are highly liquid investments purchased with an original maturity of less than three months.

   Financial Instruments -- Provisions are established for unrealized losses arising from financial instruments up to the balance sheet date, while unrealized gains from financial instruments are deferred. Gains and losses on financial instruments used to manage currency risks of identifiable assets and liabilities are deferred and recognized along with the effects of the related transaction.

   Government Grants -- Government grants relating to investments in noncurrent assets are deferred and amortized over the useful lives of the related assets. Grants relating to the provision of a specified number of workplaces are treated as deferred income and released to the income statement over the period specified in the terms of the grant.

2. SIGNIFICANT DIFFERENCES BETWEEN AUSTRIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   The consolidated financial statements of Neutronics comply with Austrian GAAP, which differs in certain significant respects from U.S. GAAP. The Group's accounting policies under Austrian GAAP are disclosed in Note 1. The significant differences that affect consolidated net income and shareholders' equity of Neutronics are set out below.

   a.  Manufacturing Contracts

   Under Austrian GAAP, costs and revenues relating to the initial phase of a contract (including design, testing and tooling for products) are deferred. Contract costs deferred are included within non-current assets as initial contract costs and amortized on a straight line basis over the weighted average length of production phases. Any revenues relating to the initial phase of a contract are included in deferred income and released to the income statement over the same period. Revenues relating to the production phase of a manufacturing contract are recognized on shipment of product to customers.

   Under U.S. GAAP, revenues and costs on manufacturing contracts are recognized using the percentage-of-completion method of accounting. The level of percentage-of-completion on a particular contract is measured using the units-of-delivery method. All costs and revenues relating to the initial phase of a contract are deferred and recognized in the income statement during the production phase of a contract in accordance with the percentage of units delivered to date on a contract.

   b.  Business Combinations

   Austrian GAAP requires that no deferred tax asset is recognized for differences between the assigned values and the tax bases of assets and liabilities recognized in a business combination accounted for as a purchase as far as such treatment would result in an excess of the fair values of the identifiable assets (including the deferred tax asset) and liabilities acquired over the cost of the acquisition. An excess of identifiable assets acquired less liabilities assumed over the cost of an acquired company may be allocated only against retained earnings or provisions recorded in the balance sheet.

   U.S. GAAP requires the recognition of a deferred tax liability or asset for differences between the assigned values and the tax bases of assets and liabilities recognized in a business combination accounted for as a purchase. Also, an excess of identifiable assets acquired less liabilities assumed over cost of the acquired company should be allocated to reduce proportionately the values assigned to non-current assets in determining their fair values. When accounting for the acquisition of Althofen Electronics GmbH, a deferred tax asset of ATS 28.6 million was recorded, and non-current assets were reduced by ATS 9.2 million. The remaining excess of identifiable assets acquired less liabilities assumed totaled ATS 19.4 million and was, under U.S. GAAP, recorded as a deferred credit which is amortized on a straight-line basis over 10 years.

   c.  Financial Instruments

   Neutronics uses financial instruments to cover certain foreign currency risks related to liabilities and anticipated transactions. As stated in Note 1, according to Austrian GAAP, a reserve is set up for unrealized losses relating to financial instruments, whereas unrealized gains are not recognized until realized. Under U.S. GAAP, at the balance sheet date, financial instruments which are not designated as hedges of specific assets or liabilities are marked to market and any resulting unrealized gains and losses are recognized in the income statement.

   d.  Deferred Taxation

   Under Austrian GAAP, deferred taxes are recognized for timing differences limited usually to those that resulted from the preparation of consolidated accounts. Deferred tax assets are only permitted to compensate effective tax expenses in the past. Under U.S. GAAP, deferred taxes are provided for all temporary differences, subject only to specific exceptions, and loss carryforwards at currently enacted tax rates. For deferred tax assets, which shall not be netted against deferred tax liabilities, a valuation allowance is to be established if it is more likely than not that some portion of such assets will not be realized.

   The deferred tax adjustment included in the following reconciliation to U.S. GAAP also includes the income tax effects of the above U.S. GAAP adjustments where appropriate.

   e.  Minority Interest

   Under Austrian GAAP, income applicable to minority interests is included as part of net income for the period and minority interests are included as part of shareholders' equity. Under U.S. GAAP, net income excludes income applicable to minority interests, and shareholders' equity excludes minority interests.

RECONCILIATION TO U.S. GAAP

   The following is a summary of the significant adjustments to net income for the years ended December 31, 1996 and 1995 and for the period from July 1, 1994 (inception) to December 31, 1994, and to shareholders' equity at December 31, 1996, 1995 and 1994 which would be required if U.S. GAAP had been applied instead of Austrian GAAP. The translation of 1996 amounts from ATS into dollars is unaudited and has been made solely for the convenience of the reader at the rate of ATS 12.311 = $1, the Noon Buying Rate of the Federal Reserve Bank of New York on October 15, 1997.


                                                                                            FOR THE PERIOD
                                                                                          FROM JULY 1, 1994
                                                YEAR ENDED DECEMBER 31,                      (INCEPTION)
                                    -------------------------------------------------      TO DECEMBER 31,
                                    NOTE           1996          1996            1995            1994
                                    ----           ----          ----            ----            ----
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income (loss) as
 reported in the consolidated
 income statements under
 Austrian GAAP ..............                    $  3,646     ATS 44,881        ATS  9,086     ATS (2,437)
Less: Income applicable to
 minority interests .........                         (28)          (350)             (170)          (569)
                                                ---------     ----------        ----------     ----------
Adjusted net income (loss)
 under Austrian GAAP ........                       3,618         44,531             8,916         (3,006)
Adjustments required to
 conform with U.S. GAAP:
  Manufacturing contracts ...       (a)               (24)          (297)               --             --
  Business combinations .....       (b)               167          2,057             2,057          1,028
  Financial instruments .....       (c)               (28)          (350)              350             --
  Deferred income taxes .....       (d)               159          1,962              (564)        (1,414)
                                                ---------     ----------        ----------     ----------
                                                      274          3,372             1,843           (386)
                                                ---------     ----------        ----------     ----------
Net income in accordance
 with U.S. GAAP .............                   $   3,892     ATS 47,903        ATS 10,759     ATS (3,392)
                                                =========     ==========        ==========     ==========
Earnings per share in
 accordance with U.S. GAAP ..                       $2.43     ATS  29.94        ATS   6.72     ATS  (2.12)
                                                =========     ==========        ==========     ==========

                                                                              AT DECEMBER 31,
                                                              --------------------------------------------------
                                              NOTE            1996          1996            1995            1994
                                              ----            ----          ----            -----          -----
                                                                               (IN THOUSANDS)
Shareholders' equity as
 reported in the consolidated
 balance sheets under Austrian GAAP                        $14,056     ATS 173,042     ATS 131,726     ATS 124,015

Less: Minority interests ..........                           (215)         (2,645)         (5,860)         (7,021)
                                                          --------        --------        --------         -------
Adjusted shareholders' equity under
 Austrian GAAP ....................                         13,841         170,397         125,866         116,994
Adjustments required to conform
  with U.S. GAAP
  Manufacturing contracts .........            (a)
     Initial contract costs .......                            (88)         (1,082)             --              --
     Deferred contract revenues ...                             64             785              --              --
Business combinations .............            (b)
     Property, plant and equipment                            (726)         (8,942)         (9,059)         (9,175)
     Deferred credit ..............                         (1,182)        (14,555)        (16,495)        (18,436)
  Financial instruments ...........            (c)              --              --             350              --
  Deferred income taxes ...........            (d)           2,325          28,623          26,661          27,225
                                                          --------        --------        --------         -------
                                                               393           4,829           1,457            (386)
                                                          --------        --------        --------         -------
Shareholders' equity in accordance
 with U.S. GAAP ...................                       $ 14,234     ATS 175,226      ATS127,323      ATS116,608
                                                          ========        ========        ========         =======


3.   ACQUISITIONS AND DIVESTITURES

   The Neutronics group was established effective July 1, 1994, when Neutronics acquired investments in the four companies described below in exchange for ATS
119.5 million, consisting of nominal capital of ATS 79.5 million and capital reserves of ATS 40.0 million. These business combinations were all accounted for under the purchase method, with revenues and expenses, gains and losses, and cash flows of the subsidiaries included in the Group's consolidated statements of income and cash flows beginning July 1, 1994. Any resulting goodwill and deferred credits are being amortized on a straight-line basis over 10 years.

Details of the subsidiaries acquired follow:

   100% of the shares of Althofen Electronics GmbH ("Althofen"), an Austrian company, was acquired for ATS 36.4 million. 100% of HTR Technikai Rendszerszolgaltato Kft ("HTR"), a Hungarian company, was acquired for ATS 48.8 million. 80% of ECOPLAST Muanyagipari Termekeket Gyarto Kft. ("Ecoplast"), a Hungarian company, was acquired for ATS 31.1 million. 51% of EUROTON Electronikai Ipari es Kereskedelmi Kft. ("Euroton"), a Hungarian company, was acquired for ATS 3.2 million.

   In 1994 and 1995, Ecoplast issued new shares in several steps, all of which was purchased by Neutronics, thereby increasing its holding in Ecoplast to 88.5% by December 31, 1994 and 95.9% by December 31, 1995. On January 1, 1996, Neutronics sold its investment in Euroton for ATS 14.1 million cash, which resulted in a gain on disposal of ATS 10.9 million which is included in other operating income in 1996. Euroton contributed to 7% of revenues and 3.6% of net income of Neutronics in 1995.

   On December 13, 1994, Neutronics purchased a 35% interest in Philips Monitoripar Magyararszag Vamszabadteruleti Kft. ("PMM") for ATS 9.1 million cash. In February 1995, PMM issued additional shares, 35% of which was purchased by Neutronics for ATS 22.4 million cash. Neutronics disposed of its investment in PMM on December 20, 1996 under a put option for ATS 32.8 million cash, resulting in a gain on disposal of ATS 1.3 million which is included in financial result in 1996.

   On January 15, 1996, Neutronics acquired a 35% interest in Hotman Handels GmbH ("Hotman") for ATS 1.2 million cash.

   The following table sets out Neutronics' investments, including its subsidiaries:

                                             % INTEREST
                                          AS OF DECEMBER 31,       CONSOLIDATION
COMPANY                 LOCATION        1994       1995     1996        METHOD
-------                 --------       ------    -------  ------     ----------
Althofen Electronics
 GmbH Althofen          Austria        100.0%     100.0%   100.0%   Fully
                                                                    consolidated
                                                                    --purchase
                                                                    method

HTR Technikai...........Tab Hungary    100.0%     100.0%   100.0%   Fully
Rendszerszolgaltato Kft.                                            consolidated
                                                                    --purchase
                                                                    method

ECOPLAST Muanyagipari...Tab Hungary     88.5%      95.9%     95.9%  Fully
Termekeket Gyarto Kft.                                              consolidated
                                                                    --purchase
                                                                    method

EUROTON Electronikai
Sarbogard Ipari.........Hungary         51.0%      51.0%       --   Fully
es Kereskedelmi Kft.                                                consolidated
                                                                    --purchase
                                                                    method

Philips Monitoripar
 Magyararszag...........Szombathely     35.0%      35.0%      --    Not
 Vamszabadteruleti Kft. Hungary                                     consolidated

HOTMAN..................Vienna Austria    --         --     35.0%   Equity
Handelsgesellschaft mbH                                             accounting


   On September 22, 1997, the Company acquired the remaining 4.1% of the issued share capital of Ecoplast for cash ATS 4.1 million. Payment for the shares is not due until December 1998.

4.   OTHER OPERATING INCOME

                                                                                       FOR THE PERIOD
                                                                                     FROM JULY 1, 1994
                                                           YEAR ENDED DECEMBER 31,      (INCEPTION)
                                                           ------------------------    TO DECEMBER 31,
                                                              1996           1995           1994
                                                           ----------      --------      ---------
                                                                         (IN THOUSANDS)
Transaction gains ......................................      ATS 378       ATS --          ATS --
Remeasurement into functional currency .................        5,225           --           2,892
Gain on disposal of subsidiary .........................       10,864           --              --
Gain on disposal of non-current assets .................           --           --             186
Release of provisions ..................................          122          185              30
Other ..................................................          116           60           4,273
                                                           ----------       -------      ---------
                                                           ATS 16,705       ATS 245      ATS 7,381
                                                           ==========       =======      =========

5.   PERSONNEL EXPENSES

                                                         FOR THE PERIOD
                                                        FROM JULY 1, 1994
                               YEAR ENDED DECEMBER 31,     (INCEPTION)
                            ---------------------------  TO DECEMBER 31,
                                 1996          1995           1994
                            ------------- -------------   -----------
                                          (IN THOUSANDS)
Wages.....................  ATS  83,853   ATS 102,021     ATS  43,266
Salaries..................      115,594       104,194          45,230
Expenses for  severance and
pension obligations.......        7,221         8,812           1,771
Social security payments..       67,259        71,976          29,263
Other benefits............       12,373         8,505           7,075
                            -----------   -----------     -----------
                            ATS 286,300   ATS 295,508     ATS 126,605
                            ===========   ===========     ===========

6.   AMORTIZATION OF INTANGIBLE ASSETS AND DEPRECIATION OF NON-CURRENT ASSETS

                                                       FOR THE PERIOD
                                                      FROM JULY 1, 1994
                              YEAR ENDED DECEMBER 31,    (INCEPTION)
                           --------------------------- TO DECEMBER 31,
                                1996          1995          1994
                           ------------- -------------  -----------
                                         (IN THOUSANDS)
Amortization of intangible
 assets.................     ATS  9,805    ATS 3,059     ATS  1,261
Depreciation of non-
 current assets.........         38,339       29,447         10,289
                           ------------  -----------    -----------
                             ATS 48,144    ATS32,506     ATS 11,550
                           ============  ===========    ===========





7.   OTHER OPERATING EXPENSES

                                                               FOR THE PERIOD FROM
                                                                  JULY 1, 1994
                                    YEAR ENDED DECEMBER 31,        (INCEPTION)
                                   --------------------------    TO DECEMBER 31,
                                      1996           1995             1994
                                   -----------    -----------      ----------
                                                (IN THOUSANDS)
Transaction losses...........           ATS --     ATS 13,556      ATS 7,450
Remeasurement into functional
 currency....................               --          1,951             --
Repair and maintenance costs.           15,529         12,519          6,460
Legal and tax consultancy....           10,744          9,353          1,562
Other purchased services.....           17,056         10,833          3,669
Freight costs................           33,923         29,703         12,141
Travel costs.................           21,788         21,933          7,981
EDP-related expenses.........           12,491         12,977          4,961
Rental expense for operating
 leases......................            5,837         11,985          5,139
Taxes........................            4,932          8,373          9,785
Other........................           37,398         55,075         38,769
                                    ----------     ----------       --------
                                   ATS 159,698    ATS 188,258      ATS 97,917
                                   ===========    ===========      ==========

8.   PENSION AND SEVERANCE COSTS

   a)  Pension plans

   Neutronics sponsors two defined contribution pension plans, covering senior management and certain of its Althofen employees. Contributions are determined as 8% and 4%, respectively, of each covered employee's basic salary, and totaled ATS 2.5 million and ATS 2.4 million in 1996 and 1995 respectively and ATS 1.0 million for the six months ended December 31, 1994.

   b)  Severance obligations

   The following information for the Group's severance obligations is provided in accordance with the requirements of SFAS No. 87.

   As discussed in Note 1, substantially all Austrian employees of the Group are entitled by law to termination indemnities. Benefits are based on years of service and the employee's compensation at termination. In accordance with common practice in Austria, severance obligations are unfunded and, accordingly, are fully accrued for in the financial statements. Certain securities held by Neutronics due to the requirements of Austrian tax law covering 31.8% and 33.4% of the projected benefit obligation as of December 31, 1996 and 1995, respectively, do not meet the criteria of plan assets in accordance with SFAS 87 because such securities are not segregated in a trust or otherwise effectively restricted.

   The funded status of the Group's severance obligations under SFAS No. 87 is as follows:

                                                  AT DECEMBER 31,
                                                  ---------------
                                                  1996       1995
                                                  ----       ----
                                                  (IN THOUSANDS)
Actuarial present value of benefit
obligations:
  Vested................................     ATS 30,804  ATS 29,031
  Non-vested............................          1,205         616
                                              ---------    --------
Accumulated benefit obligation.............      32,009      29,647
Effect of projected future salary increase.       8,834       8,494
                                              ---------    --------
Unfunded projected benefit obligation......      40,843      38,141
Unrecognized net gain (loss)...............      (4,780)     (5,109)
Prior service cost not yet recognized in
net periodic pension cost..................        1,107         --
                                              ---------    --------
Accrued cost for severance obligation......      37,170      33,032
Obligations due to terminations............          74       3,495
                                              ---------    --------
Provision for severance obligation
recognized in the balance sheet............  ATS 37,244  ATS 36,527
                                             ==========  ==========

   The weighted-average assumed discount rates and rates of increase in future compensation levels used to measure the actuarial present value of the projected benefit obligation were as follows:

                                          1996   1995   1994
                                          ----   ----   ----
Discount rate...........................  5.5%    7.0%   6.5%
Long-term rate of increase in future
 compensation levels....................  3.0%    4.0%   4.0%

   Net periodic cost for the severance obligation under SFAS No. 87 included the following components:

                                                                      FOR THE PERIOD
                                                                     FROM JULY 1, 1994
                                           YEAR ENDED DECEMBER 31,      (INCEPTION)
                                           -----------------------    TO DECEMBER 31,
                                              1996         1995            1994
                                           ---------    ---------       ----------
                                                      (IN THOUSANDS)
Service cost -- present value
 of benefits earned during the year.....   ATS 3,328    ATS 2,619        ATS 1,261
Interest cost...........................       2,213        2,289            1,019
Net amortization and deferral...........         108           --               --
                                           ---------    ---------       ----------
Net periodic severance cost.............   ATS 5,649    ATS 4,908        ATS 2,280
                                           =========    =========       ==========

9.   FINANCIAL RESULT, NET

                                                              FOR THE PERIOD
                                                             FROM JULY 1, 1994
                                YEAR ENDED DECEMBER 31,         (INCEPTION)
                            -----------------------------     TO DECEMBER 31,
                                 1996           1995               1994
                            -------------- --------------       ---------
                                           (IN THOUSANDS)
Interest income from
securities................       ATS 770         ATS --           ATS --
Other interest income.....           681          4,610            1,427
Profit on disposal of
 investments..............         1,270             --               --
Other financial income....            20             --               --
Interest expense..........       (20,827)       (16,148)          (1,461)
Share in loss of
 associated company.......        (1,150)            --               --
                             -----------    -----------        ---------
                             ATS (19,236)   ATS (11,538)        ATS  (34)
                             ===========    ===========        =========

10. INCOME TAXES

   Current income taxes are nil for all periods presented due to a tax holiday in Hungary and due to negative taxable income of the Austrian entities of the Group. Deferred income taxes are nil under Austrian GAAP. Under U.S. GAAP, deferred income taxes are as follows:

                                                             FOR THE PERIOD
                                                            FROM JULY 1, 1994
                                YEAR ENDED DECEMBER 31,        (INCEPTION)
                              --------------------------     TO DECEMBER 31,
                                   1996          1995             1994
                              -------------   ----------       ---------
                                            (IN THOUSANDS)
Deferred income tax expense
 (benefit)...................   ATS (1,962)    ATS 564         ATS 1,414

   Deferred income tax assets and liabilities in accordance with U.S. GAAP are as follows:

                                              AT DECEMBER 31,
                                              ---------------
                                             1996        1995
                                             ----        ----
                                              (IN THOUSANDS)
Deferred tax assets:
  Property, plant and equipment ...     ATS 3,040      ATS 3,080
  Severance and jubilee obligation          6,224          6,651
  Other employee-related provisions        12,851         15,828
  Other ...........................           215            117
  Net operating loss carry forwards        23,069         16,209
                                        ---------      ---------
Total deferred tax assets .........        45,399         41,885
Valuation allowance:
  Beginning of year ...............       (13,046)       (11,589)
  Net change for year .............        (2,126)        (1,457)
Total valuation allowance .........       (15,172)       (13,046)
Deferred tax liabilities:
  Low value items-- fixed assets ..        (1,499)        (2,059)
  Financial instruments ...........            --           (119)
     Other ........................          (105)            --
Total deferred tax liabilities ....        (1,604)        (2,178)
                                       ----------     ----------
Net deferred tax asset ............    ATS 28,623     ATS 26,661
                                       ==========     ==========

   At December 31, 1996, the Group had net operating losses ("NOLs") of approximately ATS 67.9 million. All NOLs have an unlimited carry forward period under Austrian tax law, except that the majority of NOLs cannot be used in 1997. The Company recorded a deferred tax asset of ATS 23.1 million at December 31, 1996, reflecting the benefit of these NOLs. This asset is reduced by a valuation allowance of ATS 15.2 million. Management believes that it is more likely than not that the remaining deferred tax asset resulting from NOLs of ATS 7.9 million will be realized, although realization is not assured. Management also believes that all other deferred tax assets will be realized, although realization is not assured.

   Distributions of earnings by foreign subsidiaries are exempt from Austrian income taxes under the so-called international participation privilege. No deferred tax liability has been provided for foreign withholding taxes on distributions of dividends because earnings of foreign subsidiaries are intended to be reinvested indefinitely. Unrecognized deferred tax liabilities for temporary differences related to investments in foreign subsidiaries are ATS 5.9 million at December 31, 1996. No unrecognized deferred tax liabilities for undistributed earnings of foreign subsidiaries existed at December 31, 1995 because no withholding tax applied to dividend distributions.

   Worldwide income before income taxes is attributable to the following geographic locations:


                                          FOR THE PERIOD
                                         FROM JULY 1, 1994
                YEAR ENDED DECEMBER 31,   (INCEPTION) TO
               ------------------------    DECEMBER 31,
                  1996          1995           1994
               ---------     ---------      -----------
                          (IN THOUSANDS)
Austria......   ATS  1,087    ATS (3,295)   ATS (18,375)
Foreign......       43,794        12,381         15,938
                ----------    ----------    -----------
                ATS 44,881    ATS  9,086    ATS  (2,437)
                ==========    ==========    ===========

   The overall effective income tax rate under Austrian GAAP is 0% for all periods presented and can be reconciled as follows:


                                                                            FOR THE PERIOD
                                                                          FROM JULY 1, 1994
                                             YEAR ENDED DECEMBER 31,        (INCEPTION) TO
                                            -------------------------        DECEMBER 31,
                                                1996          1995               1994
                                            ----------    -----------          ---------
                                                           (IN THOUSANDS)

Expected provision for income taxes ....    ATS 15,260      ATS 3,089           ATS (829)
Tax holiday -- foreign subsidiaries ....       (15,497)        (6,498)            (3,707)
Permanent differences ..................        (4,152)          (750)            (4,938)
Amortization of goodwill ...............           705            682                348
Effects of remeasuring  assets and
 liabilities from local currency into
 functional currency at historical
 exchange rates ........................          (387)         2,425             (1,216)
Temporary differences and net
 operating loss carry forwards for which
 no tax benefit was recorded ...........         3,988          1,052             10,342
Other ..................................            83             --                 --
                                                ------       ---------           -------
 Actual provision for income taxes .....        ATS --       ATS    --           ATS  --
                                                ======       =========           =======

   Under U.S. GAAP, the effective income tax rate would approximate a benefit of 4.2% for 1996 and a charge of 5.0% for 1995 and of 71.5% for the six months ended December 31, 1994. Generally, the principal reason for differences to the Austrian GAAP effective rate is that all temporary differences are tax effected under U.S. GAAP, including the tax benefits on the portion of net operating losses not subject to valuation allowances.

   The tax holiday in Hungary is due to expire on December 31, 1997. Effective January 1, 1998, the Hungarian entities of the Group will be subject to corporate income taxes at a flat rate of 18%, which will effectively be reduced to 7.2% in the years 1998 through 2002 because a 60% exemption will apply. As a result of this change in tax status, Neutronics expects to be subject to current income taxes in Hungary in future years. The change in tax status will not result in the recognition of material deferred tax assets or liabilities as of January 1, 1998.

11.   INITIAL CONTRACT COSTS

   In 1996, in accordance with Neutronics' policy for accounting for manufacturing contracts, as disclosed in Note 1, certain costs relating to the initial phase of contracts have been capitalized and amortized on a straight line basis over the weighted average length of production phases.


                                    INITIAL
                                CONTRACT COSTS
                                --------------
                                (IN THOUSANDS)
Acquisition costs
Balance at January 1, 1996.....         ATS --
Additions......................         24,000
                                  ------------
Balance at December 31, 1996...    ATS  24,000
                                  ------------
Accumulated depreciation
Balance at January 1, 1996.....        ATS  --
Additions......................          6,000
                                  ------------
Balance at December 31, 1996...    ATS   6,000
                                  ------------
1996 NET BOOK VALUE............    ATS  18,000
                                   ===========

12. INTANGIBLE ASSETS

                                       OTHER INTANGIBLES   GOODWILL     TOTAL
                                       -----------------   --------   --------
                                                (IN THOUSANDS)
Acquisition costs
Balance at July 1, 1994 ...............         ATS   --   ATS   --   ATS   --
Change in consolidation of companies...              748     21,063     21,811
                                                 -------    -------    -------
                                                     748     21,063     21,811
Additions .............................            1,291         --      1,291
                                                 -------    -------    -------
Balance at December 31, 1994 ..........            2,039     21,063     23,102
                                                 -------    -------    -------
Accumulated amortization
Balance at July 1, 1994
Change in consolidation of companies...               85         --         85
                                                 -------    -------    -------
                                                      85         --         85
Additions .............................              207      1,053      1,260
                                                 -------    -------    -------
Balance at December 31, 1994 ..........              292      1,053      1,345
                                                 -------    -------    -------
1994 NET BOOK VALUE ...................        ATS 1,747 ATS 20,010 ATS 21,757
                                                 =======    =======    =======
Acquisition costs
Balance at January 1, 1995 ............            2,039     21,063     23,102
Additions .............................            6,455         --      6,455
Reclassifications .....................              300         --        300
Deductions ............................             (121)      (377)      (498)
                                                 -------    -------    -------
Balance at December 31, 1995 ..........            8,673     20,686     29,359
                                                 -------    -------    -------
Accumulated amortization
Balance at January 1, 1995 ............              292      1,053      1,345
Additions .............................              992      2,067      3,059
Deductions ............................              (89)        --        (89)
                                                 -------    -------    -------
Balance at December 31, 1995 ..........            1,195      3,120      4,315
                                                 -------    -------    -------
1995 NET BOOK VALUE ...................        ATS 7,478 ATS 17,566 ATS 25,044
                                                 =======    =======    =======
Acquisition costs
Balance at January 1, 1996 ............            8,673     20,686     29,359
Change in consolidation of companies...             (134)        --       (134)
                                                 -------    -------    -------
                                                   8,539     20,686     29,225
Additions .............................            2,243         57      2,300
Reclassifications .....................               42         --         42
                                                 -------    -------    -------
Balance at December 31, 1996 ..........           10,824     20,743     31,567
                                                 -------    -------    -------
Accumulated amortization
Balance at January 1, 1996 ............            1,195      3,120      4,315
Change in consolidation of companies...              (87)        --        (87)
                                                 -------    -------    -------
                                                   1,108      3,120      4,228
Additions .............................            1,731      2,073      3,804
                                                 -------    -------    -------
Balance at December 31, 1996 ..........            2,839      5,193      8,032
                                                 -------    -------    -------
1996 NET BOOK VALUE ...................        ATS 7,985 ATS 15,550 ATS 23,535
                                                 =======    =======    =======


  Other intangible assets consist of software, industrial property rights and similar rights.

13. PROPERTY, PLANT AND EQUIPMENT

                                                                                             ADVANCE
                                                                            FACTORY        PAYMENTS AND
                                           LAND AND        PLANT AND       AND OFFICE      CONSTRUCTION
                                           BUILDINGS       MACHINERY       EQUIPMENT       IN PROGRESS       TOTAL
                                           ---------       ---------       ----------     -------------      -----
                                                                         (IN THOUSANDS)
1994                                        ATS  --        ATS   --        ATS   --        ATS   --       ATS    --
Acquisition costs
Balance at July 1, 1994................
Change in consolidation of companies...      58,898          33,248           4,605           6,613         103,364
                                           --------        --------        --------        --------        --------
                                             58,898          33,248           4,605           6,613         103,364
Additions .............................      48,917          45,939          15,533          46,290         156,679
Reclassifications .....................          --             235              --            (235)             --
Disposals .............................        (207)             --          (1,246)             --          (1,453)
                                           --------        --------        --------        --------        --------
Balance at December 31, 1994 ..........     107,608          79,422          18,892          52,668         258,590
                                           --------        --------        --------        --------        --------
Accumulated depreciation
Balance at July 1, 1994 ...............          --              --              --              --              --
Change in consolidation of companies...       1,026           3,645           1,149              --           5,820
                                           --------        --------        --------        --------        --------
                                              1,026           3,645           1,149              --           5,820
Additions .............................       1,769           6,025           2,495              --          10,289
Disposals .............................          --              --          (1,206)             --          (1,206)
                                           --------        --------        --------        --------        --------
Balance at December 31, 1994 ..........       2,795           9,670           2,438              --          14,903
                                           --------        --------        --------        --------        --------


                                                                                             ADVANCE
                                                                           FACTORY         PAYMENTS AND
                                          LAND AND        PLANT AND       AND OFFICE       CONSTRUCTION
                                          BUILDINGS       MACHINERY       EQUIPMENT        IN PROGRESS       TOTAL
                                        -----------     -----------       ----------       ------------   -----------
                                                                             (IN THOUSANDS)

1994 NET BOOK VALUE ................    ATS 104,813     ATS  69,752       ATS 16,454       ATS 52,668     ATS 243,687
                                        ===========     ===========       ==========       ==========     ===========
1995
Acquisition costs
Balance at January 1, 1995 .........    ATS 107,608     ATS  79,422       ATS 18,892       ATS 52,668     ATS 258,590
Additions ..........................         38,671          40,490           11,531           15,485         106,177
Reclassifications ..................         46,750              --              834          (47,884)           (300)
Disposals ..........................         (4,106)         (1,829)             (39)              --          (5,974)
                                        -----------     -----------       ----------       ----------     -----------
Balance at December 31, 1995 .......        188,923         118,083           31,218           20,269         358,493
                                        -----------     -----------       ----------       ----------     -----------
Accumulated depreciation
Balance at January 1, 1995 .........          2,795           9,670            2,438               --          14,903
Additions ..........................          5,778          17,638            6,031               --          29,447
Disposals ..........................            (82)         (1,454)             (30)              --          (1,566)
                                        -----------     -----------       ----------       ----------     -----------
Balance at December 31, 1995 .......          8,491          25,854            8,439               --          42,784
                                        -----------     -----------       ----------       ----------     -----------
1995 NET BOOK VALUE ................    ATS 180,432     ATS  92,229       ATS 22,779       ATS 20,269     ATS 315,709
                                        ===========     ===========       ==========       ==========     ===========
1996
Acquisition costs
Balance at January 1, 1996 .........    ATS 188,923     ATS 118,083       ATS 31,218       ATS 20,269     ATS 358,493
Change in consolidation of companies           (911)           (372)          (2,371)              --          (3,654)
                                        -----------     -----------       ----------       ----------     -----------
                                            188,012         117,711           28,847           20,269         354,839
Additions ..........................         65,422          78,092            3,628           13,448         160,590
Reclassifications ..................            148          15,623              677          (16,490)            (42)
Disposals ..........................             --         (14,884)          (4,522)          (2,756)        (22,162)
                                        -----------     -----------       ----------       ----------     -----------
Balance at December 31, 1996 .......        253,582         196,542           28,630           14,471         493,225
                                        -----------     -----------       ----------       ----------     -----------
Accumulated depreciation
Balance at January 1, 1996 .........          8,491          25,854            8,439               --          42,784
Change in consolidation of companies             82            (249)            (531)              --            (698)
                                        -----------     -----------       ----------       ----------     -----------
                                              8,573          25,605            7,908               --          42,086
Additions ..........................          6,873          24,265            7,201               --          38,339
Disposals ..........................             --          (5,235)          (3,357)              --          (8,592)
                                        -----------     -----------       ----------       ----------     -----------
Balance at December 31, 1996 .......         15,446          44,635           11,752               --          71,833
                                        -----------     -----------       ----------       ----------     -----------
1996 NET BOOK VALUE ................    ATS 238,136     ATS 151,907       ATS 16,878       ATS 14,471     ATS 421,392
                                        ===========     ===========       ==========       ==========     ===========


  The value of land as of December 31, 1996 was ATS 18.3 million.

  During the periods covered, Neutronics entered into capital leases for buildings and machinery. The leases for buildings expire in 9 to 10 years and the leases for machinery in 3 to 5 years. For all capital leases, either ownership passes to Neutronics at the end of the lease term or the lease agreement contains a bargain purchase option.

  Included above within property, plant and equipment are the following amounts relating to capital leases.

                                  LAND AND      PLANT AND
                                  BUILDINGS     MACHINERY      TOTAL
                                  ---------     ---------      -----
                                           (IN THOUSANDS)
Acquisition costs
Balance at July 1, 1994 ....    ATS     --    ATS     --    ATS     --
Additions ..................            --        11,282        11,282
                                ----------    ----------    ----------
Balance at December 31, 1994            --        11,282        11,282
                                ----------    ----------    ----------
Accumulated depreciation
Balance at July 1, 1994 ....            --            --            --
Additions ..................            --           705           705
                                ----------    ----------    ----------
Balance at December 31, 1994            --           705           705
                                ----------    ----------    ----------
1994 NET BOOK VALUE ........    ATS     --    ATS 10,577    ATS 10,577
                                ==========    ==========    ==========
Acquisition costs
Balance at January 1, 1995 .            --        11,282        11,282
Additions ..................        28,475            --        28,475
                                ----------    ----------    ----------
Balance at December 31, 1995        28,475        11,282        39,757
                                ----------    ----------    ----------
Accumulated depreciation
Balance at January 1, 1995 .            --           705           705
Additions ..................           285         1,410         1,695
                                ----------    ----------    ----------
Balance at December 31, 1995           285         2,115         2,400
                                ----------    ----------    ----------
1995 NET BOOK VALUE ........    ATS 28,190    ATS  9,167    ATS 37,357
                                ==========    ==========    ==========

                                   LAND AND      PLANT AND
                                   BUILDINGS     MACHINERY      TOTAL
                                   ---------     ---------      -----
                                              (IN THOUSANDS)
Acquisition costs
Balance at January 1, 1996 .        28,475        11,282        39,757
Additions ..................        47,959        40,845        88,804
                                ----------    ----------   -----------
Balance at December 31, 1996        76,434        52,127       128,561
                                ----------    ----------   -----------
Accumulated depreciation
Balance at January 1, 1996 .           285         2,115         2,400
Additions ..................         1,629         3,416         5,045
                                ----------    ----------   -----------
Balance at December 31, 1996         1,914         5,531         7,445
                                ----------    ----------   -----------
1996 NET BOOK VALUE ........    ATS 74,520    ATS 46,596   ATS 121,116
                                ==========    ==========   ===========


14. FINANCIAL ASSETS

                                                                          INVESTMENT IN
                                          INVESTMENT       INVESTMENT      ASSOCIATED
                                          SECURITIES         IN PMM          COMPANY      TOTAL
                                          ----------       ----------     ------------- ----------
                                                               (IN THOUSANDS)
Acquisition costs
Balance at July 1, 1994 ...........       ATS     --       ATS     --         ATS --    ATS     --
Additions .........................               --            9,100             --         9,100
                                          ----------       ----------         ------    ----------
BALANCE AT DECEMBER 31, 1994 ......       ATS     --       ATS  9,100         ATS --    ATS  9,100
Acquisition costs
Balance at January 1, 1995 ........               --            9,100             --         9,100
Additions .........................           12,743           22,400             --        35,143
                                          ----------       ----------         ------    ----------
BALANCE AT DECEMBER 31, 1995 ......       ATS 12,743       ATS 31,500         ATS --    ATS 44,243
                                          ==========       ==========         ======    ==========
Acquisition costs
Balance at January 1, 1996 ........           12,743           31,500             --        44,243
Additions .........................              264               --          1,225         1,489
Share of loss in associated company               --               --         (1,150)       (1,150)
Disposals .........................               --          (31,500)            --       (31,500)
                                          ----------       ----------         ------    ----------
BALANCE AT DECEMBER 31, 1996 ......       ATS 13,007       ATS     --         ATS 75    ATS 13,082
                                          ==========       ==========         ======    ==========


  No allowances were made against financial assets in 1996, 1995 or 1994.

15. INVENTORIES

                                                                                      AT DECEMBER 31,
                                                                         -------------------------------------
                                                                             1996          1995        1994
                                                                         -----------  -----------  -----------
                                                                                      (IN THOUSANDS)
Raw materials and manufacturing supplies ..............................  ATS 164,460  ATS 105,523  ATS 121,304
Work in process .......................................................           --        3,140        1,810
Finished goods, parts and goods purchased for
  resale ..............................................................       20,352        4,766       10,263
Services received but not yet invoiced ................................        6,776       17,585          170
Advanced payments to suppliers ........................................        1,125        3,009           71
                                                                         -----------  -----------  -----------
                                                                         ATS 192,713  ATS 134,023  ATS 133,618
                                                                         ===========  ===========  ===========

16. RECEIVABLES AND OTHER ASSETS

                                                               AT DECEMBER 31,
                                                -------------------------------------------
                                                   1996             1995           1994
                                                ----------      ------------    -----------
                                                                (IN THOUSANDS)
Receivables from sales of goods and
  services .................................   ATS  78,716       ATS  79,332   ATS  28,326
Receivables from associated company ........         8,731                --            --
Receivables from related companies .........       109,578           113,632       122,506
Other receivables and other assets of which
  maturing after more than one year: ATS nil
  (1995: ATS 1,356; 1994: ATS nil) .........        42,006            30,866        84,360
                                               -----------       -----------   -----------
Total receivables and other assets of which
  maturing after more than one year: ATS nil
  (1995: ATS 1,356; 1994: ATS nil) .........   ATS 239,031       ATS 223,830   ATS 235,192
                                               ===========       ===========   ===========


  Included above within other receivables and other assets at December 31, 1996 is an amount of ATS 0.7 million (1995: ATS 0.5 million) relating to advances to the members of the management board.

  At December 31, 1996 an allowance for doubtful accounts of ATS 4.5 million (1995: ATS 1.9 million; 1994: ATS nil) has been recorded.

  Under U.S. GAAP, amounts due after one year would be classified as noncurrent assets.

17. ADDITIONAL CASH FLOW INFORMATION

  The following information is provided for purposes of additional analysis of the cash flow statements:

                                                                 FOR THE PERIOD
                                                                   FROM JULY 1,
                                                                      1994
                                                                   (INCEPTION)
                                     YEAR ENDED DECEMBER 31,     TO DECEMBER 31,
                                     ------------------------  -----------------
                                        1996          1995           1994
                                     ----------    ----------     ----------
                                              (IN THOUSANDS)
Interest paid......................  ATS 20,114    ATS 15,657      ATS 754


  No income tax was paid in any of the above periods.

  The cash balance of ATS 0.5 million as of July 1, 1994 represents capital contributed by the shareholders to Neutronics on June 17, 1994.

  Neutronics entered into capital leases for both buildings and materials and hence incurred capital lease obligations in each of the periods covered. For further information on capital leases, see Note 13.

  Neutronics acquired investments in four subsidiaries effective July 1, 1994 in exchange for recognizing capital contributed at that date by the shareholders in the amount of ATS 119.5 million. For further information on these non-cash transactions, see Note 3.

18. SHAREHOLDERS' EQUITY

  From July 1, 1994 to December 31, 1996, Neutronics was constituted as a GmbH under Austrian law and therefore its share capital was in the form of contributed capital rather than issued shares. As of December 31, 1996, 1995 and 1994, Neutronics had contributed capital of ATS 80.0 million and capital reserves of ATS 40.0 million.

                                     SHARE           CAPITAL           RETAINED       MINORITY
                                    CAPITAL          RESERVES          EARNINGS       INTERESTS        TOTAL
                                   ----------       ----------       -----------      ---------     -----------
                                                                  (IN THOUSANDS)
BALANCE AT JULY 1, 1994 ....       ATS    500       ATS     --       ATS      --       ATS   --         ATS 500
Contributed capital ........           79,500           40,000                --             --         119,500
1994 net income to retained
  earnings .................               --               --            (3,006)           569          (2,437)
Change in minority interests               --               --                --          6,452           6,452
                                   ----------       ----------       -----------      ---------     -----------
BALANCE AT DECEMBER 31, 1994       ATS 80,000       ATS 40,000        ATS (3,006)     ATS 7,021     ATS 124,015
                                   ==========       ==========       ===========      =========     ===========
BALANCE AT JANUARY 1, 1995 .           80,000           40,000            (3,006)         7,021         124,015
1995 net income to retained                --               --             8,916            170           9,086
  earnings
Change in minority interests               --               --                --           (378)           (378)
Dividends paid to minority .               --               --                --           (997)           (997)
  interests
Other ......................               --               --               (44)            44              --
                                   ----------       ----------       -----------     ----------     -----------
BALANCE AT DECEMBER 31, 1995       ATS 80,000       ATS 40,000       ATS   5,866      ATS 5,860     ATS 131,726
                                   ==========       ==========       ===========     ==========     ===========
BALANCE AT JANUARY 1, 1996 .           80,000           40,000             5,866          5,860         131,726
1996 net income to retained                --               --            44,531            350          44,881
  earnings
Change in minority interests               --               --                --         (3,565)         (3,565)
                                   ----------       ----------       -----------      ---------     -----------
BALANCE AT DECEMBER 31, 1996       ATS 80,000       ATS 40,000       ATS  50,397      ATS 2,645     ATS 173,042
                                   ==========       ==========       ===========      =========     ===========

With effect from January 1, 1997, its share capital was increased by ATS 80.0 million as set out below.

                                                  SHARE          CAPITAL          RETAINED         MINORITY
                                                 CAPITAL         RESERVES         EARNINGS         INTERESTS         TOTAL
                                                 -------         --------         --------         ---------         -----
                                                                         (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1996 ...........
                                                ATS 80,000       ATS 40,000       ATS 50,397       ATS 2,645       ATS 173,042
Increase in share capital ...............           80,000          (40,000)         (40,000)             --               --
                                                ----------       ----------       -----------      ---------       -----------
BALANCE AT JANUARY 1, 1997 ..............       ATS160,000       ATS     --       ATS  10,397      ATS 2,645       ATS 173,042
                                                ==========       ==========       ===========      =========       ===========


  On August 25, 1997, the shareholders of the Company approved a resolution to convert the Company into a joint stock company under Austrian law, and to increase the Company's authorized and issued share capital to ATS 160 million, comprising 1,600,000 ordinary bearer shares with a nominal value of ATS 100 each. The change in legal status was formally approved by the Commercial Court in Austria on September 19, 1997, whilst the increase in the authorized share capital was formally approved by the Commercial Court in Austria on September 10, 1997.

  On October 15, 1997, the shareholders of the Company approved a resolution to increase the Company's authorized share capital to ATS 240 million, comprising 2,400,000 ordinary bearer shares with a nominal value of ATS 100 each. Management expects the Commercial Court in Austria to approve such increase in the near future.

19. OTHER PROVISIONS

                                                                              AT DECEMBER 31,
                                                                   -------------------------------------
                                                                      1996         1995         1994
                                                                   -----------  -----------  -----------
                                                                                    (IN THOUSANDS)
Vacation accrual ................................................  ATS  13,835  ATS  11,198  ATS   9,190
Provision for jubilee payments ..................................        7,890        9,185        8,938
Other employee-related provisions ...............................       37,798       46,553       56,042
Tax accruals ....................................................           15            8           --
Badwill .........................................................           --          514          574
Provision for unrealized losses on forward
  exchange contracts ............................................        3,441           --           --
Accrued transport costs .........................................        3,200           --          119
Other provisions and accrued expenses ...........................        7,525        3,283        2,659
                                                                   -----------  -----------  -----------
                                                                   ATS  73,704  ATS  70,741  ATS  77,522
                                                                   ===========  ===========  ===========


  Jubilee payments are one-off payments made to employees in Austria on an employee reaching specific periods of service. Costs for jubilee payments are attributed to periods of employees' service to date, considering expected total service periods and the time value of money.

  Other employee-related provisions represent obligations for labor contracts relating to the acquisition of Althofen. The obligation was determined at net present values of amounts expected to be paid to employees in excess of normal compensation and on the assumption that management will be able -- by means of several measures -- to gradually reduce the effects of the obligation over a period of 10 years. The previous owner of Althofen contractually assumed the full obligation when Neutronics acquired Althofen and compensated Neutronics for it in cash. The obligation as of July 1, 1994, was ATS 61.9 million. The provision is being released to the income statement based on the assumptions described above, and recorded as a reduction of personnel expenses.

  The provision for unrealized losses on forward exchange contracts at December 31, 1996, relate to Japanese Yen forward foreign exchange contracts. Due to the change in the Japanese Yen exchange rate in relation to the Austrian Schilling in 1997, substantially all of these unrealized losses had reversed as at May 31, 1997.

20. ACCOUNTS PAYABLE TRADE

                                                         AT DECEMBER 31,
                                             ---------------------------------------
                                                 1996          1995          1994
                                             -----------   -----------   -----------
                                                          (IN THOUSANDS)
Accounts payable to third parties
  of which due within one year ATS 166,228
  (1995: ATS 93,319; 1994: ATS 110,583) ..   ATS 166,228   ATS  93,413   ATS 110,583
Accounts payable to related companies
  of which due within one year ATS 97,029
  (1995: ATS 78,807; 1994: ATS 74,180) ...        97,029        78,807        74,180
                                             -----------   -----------   -----------
Total accounts payable trade
  of which due within one year ATS 263,257
  (1995: ATS 172,126; 1994: ATS 184,763) .       263,257       172,220       184,763
                                             ===========   ===========   ===========


21. OTHER LIABILITIES

                                                                WEIGHTED
                                                                AVERAGE
                                                               INTEREST RATE                AT DECEMBER 31,
                                                            -------------------  --------------------------------------
                                                              1996       1995       1996          1995         1994
                                                            -------    --------  ----------   -----------   -----------
                                                                                 (IN THOUSANDS)
Bank overdrafts
  of which due within one year ATS 98,479
  (1995: ATS 86,371; 1994: ATS 21,596) ..........            4.64%      5.17%   ATS  98,479   ATS  86,371   ATS  21,596
Bank loans
  of which due within one year ATS 25,524
  (1995: ATS 28,175; 1994: ATS 8,409)
  in more than 5 years ATS 5,572
  (1995: ATS 13,276; 1994: ATS 24,917) ..........            5.88%      6.12%        93,010       130,323       115,794
Liabilities to other financial institutions
  of which due within one year ATS 207
  (1995: ATS 193; 1994: ATS 181)
  in more than 5 years ATS 5,930
  (1995: ATS 6,203; 1994: ATS 6,458) ............            6.75%      6.75%         7,126         7,319         7,500
Liabilities due to leasing activities
  of which due within one year ATS 19,489
  (1995: ATS 4,065; 1994: ATS 1,769)
  in more than 5 years ATS 42,255
  (1995: ATS 16,860; 1994: ATS 446) .............            6.52%      7.39%       127,477        37,988        11,281
Other liabilities to related companies
  of which due within one year ATS nil
  (1995: ATS 48,390; 1994: ATS 119,201) .........              --         --             --        48,390       119,201
Advanced payments from customers
  of which relating to period within one year ATS
  329 (1995: ATS 25,866; 1994: ATS 1,773) .......                                       329        25,866         1,773
Other liabilities
  of which due within one year ATS 28,430 (1995:
  ATS 18,527; 1994: ATS 34,723) .................                               ATS  28,430   ATS  18,855   ATS  34,723
                                                                                -----------   -----------   -----------
Total liabilities
  of which due within one year ATS 172,458
  (1995: ATS 211,587; 1994: ATS 187,652)
  in more than 5 years ATS 53,757
  (1995: ATS 36,339; 1994: ATS 31,821) ..........                               ATS 354,851   ATS 355,112   ATS 311,868
                                                                                ===========   ===========   ===========


  At December 31, 1996, all bank loans were denominated in Schillings. At December 31, 1995, ATS 24.6 million of bank loans were denominated in Deutsche marks.

  Liabilities to banks and other financial institutions are largely secured by mortgages on land and buildings to the value according to the entry in the land register of ATS 188.0 million (1995: ATS 188.0 million), a mortgage over plant and machinery at Althofen of ATS 60.0 million (1995: ATS 60.0 million) and the assignment of receivables of ATS 147.9 million (1995: ATS 92.5 million).

Aggregate amounts of liabilities to banks and other financial institutions that mature during the next five years and thereafter are as follows.

                                                                                                    TOTAL
                                         1997       1998        1999        2000        2001     THEREAFTER
                                     ----------- ----------  ----------  ----------  ----------  ---------
                                                   (IN THOUSANDS)
Bank loans and overdrafts ....       ATS 124,003 ATS 17,543  ATS 18,379  ATS 13,607  ATS 12,385  ATS 5,572
Liabilities to other financial
  institutions ...............               207        222         239         255         273      5,930


  Other liabilities to related companies in 1995 represent the outstanding balance for interest-free financing received from a related company of ATS 119.2 million in 1994. This amount was repaid in full by December 31, 1996.

  Neutronics had unused short-term credit lines at December 31, 1996, of ATS
30.6 million (1995: ATS 24.2 million) and no unused long-term credit lines (1995: ATS nil). At December 31, 1996, Neutronics had an additional credit line available of ATS 30.0 million, the use of which is limited by the level of export receivables. Of the unused short-term credit lines, ATS 23.9 million (1995: ATS 15.9 million) is subject to a commitment fee of 0.5% per annum.

  All liabilities payable after more than one year would be classified as non-current under U.S. GAAP.

22. DEFERRED INCOME

                                                                  AT DECEMBER 31,
                                                     1996             1995             1994
                                                   ---------       ---------       -----------
                                                                    (IN THOUSANDS)
Grants .....................................       ATS 3,440       ATS    --       ATS     --
Deferred initial contract revenues .........          10,583              --               --
Other deferred income ......................           8,945           3,676            1,951
                                                  ----------       ---------        ---------
                                                  ATS 22,968       ATS 3,676        ATS 1,951
                                                  ==========       =========       ==========


23. COMMITMENTS AND CONTINGENCIES

a) Capital leases

  The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1996.



YEAR ENDING DECEMBER 31:                                 (IN THOUSANDS)
------------------------
1997..........................................             ATS  26,802
1998..........................................                  23,134
1999..........................................                  23,134
2000..........................................                  21,074
2001..........................................                  18,779
Later years...................................                  50,797
                                                           -----------
Total minimum lease payments..................                 163,720
Less: amount representing interest                             (36,243)
                                                           -----------
Present value of net minimum lease payments                ATS 127,477
                                                           ===========


  In addition to the above obligations under capital leases, Neutronics entered into another capital lease agreement for a building in 1996 which did not come into effect until 1997. The fair value of the building is approximately ATS 69.0 million, with an option for Neutronics to purchase the building after 10 years for ATS 100,000. The first repayment is due in September 1997.

b) Operating leases

  The following is a schedule by years of future minimum rental payments under non-cancelable operating leases that have lease terms in excess of one year as of December 31, 1996.

YEAR ENDING DECEMBER 31:        (IN THOUSANDS)
------------------------
1997 ..........................   ATS 2,742
1998 ..........................       1,475
1999 ..........................         809
2000 ..........................         270
2001 ..........................          40
Later years ...................          16
                                  ---------
Total minimum payments
   required....................   ATS 5,352
                                  =========


  The following is a schedule by years of future minimum rental payments under all operating leases for the following year and the following five years.

                                                 AS AT DECEMBER 31,
                                          1996           1995           1994
                                       ----------    ----------      -----------
                                                      (IN THOUSANDS)
For the following year .............   ATS  6,181    ATS  7,478      ATS 12,485
For the following 5 years ..........       20,612        13,964          19,596


c) Contingent liabilities

  During 1996, Neutronics recognized in the income statement as income ATS 1.6 million relating to government grants. In the event that Neutronics does not meet the required conditions of the grant, this amount will need to be repaid.

d) Guarantees

  Neutronics has guaranteed an amount of ATS 1.2 million to a member of the supervisory board. Subsequent to the year end, this guarantee has been canceled.

24. INFORMATION ABOUT FINANCIAL INSTRUMENTS

  The following information is presented in accordance with SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." These statements require the disclosure of off-balance-sheet instruments and estimated fair values for all financial instruments.

  Neutronics has only limited involvement with derivative financial instruments with off-balance sheet risk in the normal course of business as a means of hedging its Japanese Yen and U.S. dollar currency exposure in relation to trade accounts payable and anticipated purchases for the following 12 months. These instruments are executed with creditworthy financial institutions for periods of between 6 and 12 months. Management does not anticipate any material adverse effect on its financial position resulting from its involvement in these instruments.

  The following is a summary of contract principal amounts of off-balance sheet financial instruments as at December 31, 1996 and 1995.

                                               CONTRACT PRINCIPAL AMOUNT
                                            --------------------------------
                                              1996                  1995
                                            -----------          -----------
                                                      (IN THOUSANDS)
Forward foreign exchange contracts ....     ATS  72,306          ATS  65,081


The following table presents the carrying amounts and estimated fair values of Neutronics' financial instruments at December 31, 1996 and 1995. FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                                                      1996                                 1995
                                                         ------------------------------         -------------------------------
                                                         CARRYING AMOUNT     FAIR VALUE         CARRYING AMOUNT      FAIR VALUE
                                                         ---------------     ----------         ---------------      ----------
                                                                                   (IN THOUSANDS)
FINANCIAL ASSETS
Investment securities                                    ATS 13,007          ATS 13,244         ATS 12,743           ATS 12,754
Investment in PMM                                                --                  --             31,500               31,075
Forward foreign exchange
  contracts....................................                  --                  --                 --                  303
FINANCIAL LIABILITIES
Forward foreign exchange
  contracts....................................               3,606               3,663                 --                   --
Financial liabilities                                       198,615             199,530            224,013              224,723



  The carrying values of cash, trade receivables and trade payables approximate fair values because of the short maturity of those instruments.

  The methods and assumptions used to estimate the fair values of financial instruments are summarized below.

  Investment securities: The fair values of securities were based on quoted market prices at the reporting dates.

  Investment in PMM: The fair value of Neutronics' investment in PMM was estimated based on discounting expected cash flows from exercising the put option at the earliest opportunity.

  Forward foreign exchange contracts: The fair values of forward foreign exchange contracts were estimated based on quoted market prices for contracts of similar terms at the reporting date.

  Financial liabilities: The fair values of Neutronics' loans were estimated by discounting expected cash flows at the rates currently offered to Neutronics for debt of the same remaining maturities. The carrying values of bank overdrafts were assumed to approximate fair values due to their short maturities.

25. SEGMENT REPORTING

  Neutronics operates in 2 industry segments. A description of the products and services from which each segment derives its revenue follows:

        - Contract electronic manufacturing ("CEM") -- This involves development, engineering and production of all kinds of electronic products (half-finished products, modules and finished products mainly in the fields of: consumer electronics, business electronics and computers, telecommunications, personal care, medical appliances and automotive electronics).

        - Plastic key component manufacturing ("plastics") -- This involves moulding, lacquering, printing and subassembly of all kinds of plastic parts, supplied mainly to the electronics industry.

  Sales and revenues related to transactions between segments are recorded at values that approximate commercial selling prices.

                                                                              ADJUSTMENTS
                                CEM             PLASTICS     CORPORATE    AND ELIMINATIONS CONSOLIDATED
                           -------------       -----------   -----------  ---------------- ------------
                                                          (IN THOUSANDS)
1996
Revenues ...........       ATS 1,375,021       ATS 208,733       ATS --        ATS --  ATS 1,583,754
                           =============       ===========       =======       ======       ========
Operating profit ...              55,540             7,103        10,864           --         73,507
                           =============       ===========       =======       ======       ========
Identifiable assets              718,451           196,320        10,295           --        925,066
                           =============       ===========       =======       ======       ========
Depreciation and
  amortization .....             (35,048)          (12,824)         (272)          --        (48,144)
                           =============       ===========       =======       ======       ========
Capital
  expenditures(2) ..             105,380            53,600           234        1,376        160,590
                           =============       ===========       =======       ======       ========


                                                                            ADJUSTMENTS
                                CEM           PLASTICS     CORPORATE    AND ELIMINATIONS    CONSOLIDATED
                           -------------     -----------   -----------  ----------------   --------------
                                                        (IN THOUSANDS)

1995
Revenues ...........       ATS 1,146,013     ATS  95,434        ATS --       ATS --         ATS 1,241,447
                           =============     ===========       =======       ======         =============
Operating profit
  (loss) ...........              35,279          (6,174)           --           60                29,165
                           =============     ===========       =======       ======         =============
Identifiable assets              589,970         132,110        47,922           --               770,002
                           =============     ===========       =======       ======         =============
Depreciation and
  amortization .....             (23,381)         (9,062)          (63)          --               (32,506)
                           =============     ===========       =======       ======         =============
Capital expenditures              60,128          45,966            83           --               106,177
                           =============     ===========       =======       ======         =============
1994
Revenues ...........       ATS   591,778     ATS  29,181        ATS --        ATS --        ATS   620,959
                           =============     ===========       =======       ======         =============
Operating profit
  (loss) ...........               6,494          (1,439)           --           29                 5,084
                           =============     ===========       =======       ======         =============
Identifiable assets              638,913          72,400        24,011           --               735,324
                           =============     ===========       =======       ======         =============
Depreciation and
  amortization .....              (8,927)         (2,584)          (39)          --               (11,550)
                           =============     ===========       =======       ======         =============
Capital expenditures             146,110          10,412           157           --               156,679
                           =============     ===========       =======       ======         =============

----------

1       Represents the profit on disposal of Euroton.

2 Represents the expenditure for property, plant and equipment excluding the costs of fixed assets acquired through business combinations.

        A reconciliation of operating profit to net income follows:

                                                                        FOR THE PERIOD
                                                                        FROM JULY 1, 1994
                                                                        (INCEPTION)
                                            YEAR ENDED DECEMBER 31,      TO DECEMBER 31,
                                          ---------------------------   ----------------
                                              1996          1995            1994
                                          -----------    -----------    ------------
                                                       (IN THOUSANDS)
Operating profit .....................    ATS 73,507     ATS 29,165      ATS 5,084
Financial result, net ................       (19,236)       (11,538)           (34)
Corporate overhead and other items not
  allocable to segments ..............        (9,390)        (8,541)        (7,487)
                                             -------        -------      ---------
Net income (loss) ....................        44,881          9,086         (2,437)
                                             =======        =======      =========


  Geographic information with respect to Neutronics' revenues, net income and identifiable assets by operation follows:


                             AUSTRIA            HUNGARY         CONSOLIDATED
                          -----------       -------------       --------------
                                           (IN THOUSANDS)
1996
Revenues ..........       ATS 556,533       ATS 1,027,221       ATS 1,583,754
                          ===========       =============       =============
Net income ........             1,087              43,794              44,881
                                                                =============
Identifiable assets       ATS 390,504       ATS   534,562         ATS 925,066
                          ===========       =============       =============
1995
Revenues ..........       ATS 513,249       ATS   728,198       ATS 1,241,447
                          ===========       =============       =============
Net income (loss) .            (3,295)             12,381               9,086
                          ===========       =============       =============
Identifiable assets       ATS 392,677       ATS   377,325       ATS   770,002
                          ===========       =============       =============
1994
Revenues ..........       ATS 205,940       ATS   415,019       ATS   620,959
                          ===========       =============       =============
Net income (loss) .           (18,375)             15,938              (2,437)
                          ===========       =============       =============
Identifiable assets       ATS 409,590       ATS   325,734       ATS   735,324
                          ===========       =============       =============


  Geographic information with respect to revenues from the domestic operation's export sales follows:

                                                                              FOR THE PERIOD
                                                                              FROM JULY 1, 1994
                                                                               (INCEPTION)
                                                 YEAR ENDED DECEMBER 31,      TO DECEMBER 31,
                                                 -------------------------------------------
                                                    1996                1995        1994
                                                 -----------      -------------- -----------
                                                                  (IN THOUSANDS)
Europe ...................................       ATS 210,276       ATS 289,546   ATS 54,732
Rest of the World ........................           190,409            46,821       36,009
                                                 -----------       -----------       ------
                                                 ATS 400,685       ATS 336,367   ATS 90,741
                                                 ===========       ===========       ======

  Geographic information with respect to revenues by destination follows:

                                                        FOR THE PERIOD
                                                        FROM JULY 1, 1994
                                                        (INCEPTION)
                        YEAR ENDED DECEMBER 31,         TO DECEMBER 31,
                       -----------------------------    -------------
                         1996               1995             1994
                       --------          --------          --------
Domestic sales ....      35.13%             40.06%            4.19%
Export Sales ......      64.87%             59.94%           95.81%
                       -------           --------          -------
                           100%               100%              100%
                       =======           ========          ========


26. MAJOR CUSTOMERS

  Net sales to companies in the Philips Group amounted to ATS 1,265.0 million and ATS 1,024.0 million in 1996 and 1995, respectively, and ATS 514.9 million for the six months ended December 31, 1994. This group of companies, however, consists of more than 10 independently operating companies in different industry segments which have individual contracts with Neutronics.

  The Philips Group contributed 80%, 83% and 83% of revenues in 1996, 1995 and 1994, respectively. An unplanned significant reduction in sales to the biggest independent company within the Philips Group, which accounts for 18% of total sales, could have a material adverse effect on the results of operations. As a result of this level of sales, a considerable proportion of receivables relates to the Philips Group, and, as such, represents a concentration of credit risk.

27. RELATED PARTY TRANSACTIONS

  During the periods covered, Neutronics made in the ordinary course of business, sales to and purchases from companies in the Philips Group which has a significant ownership interest in Neutronics. Amounts owed to and by these related companies are disclosed in Notes 16 and 21 and details of sales made to these related companies are disclosed in Note 26. Purchases from these companies amounted to ATS 317.7 million and ATS 188.9 million in 1996 and 1995, respectively, and ATS 74.3 million for the six months ended December 31, 1994. All such transactions with related parties are conducted at arm's length.

  In addition, as disclosed in Note 21, Neutronics received interest-free financing from the Philips Group in 1994 of ATS 119.2 million which was repaid in full by December 31, 1996.

  60% of Neutronics is owned by Sandaplast B.V., a Dutch corporation which is ultimately controlled by Mr. S. L. Hui, a resident of Malaysia. On August 1, 1997, the four members of the Management Board exercised their options to purchase Shares in the Company from existing shareholders pursuant to a share option agreement between the Management Board and the existing shareholders, dated March 13, 1995 and Sandaplast B.V.'s holding was reduced to 54%. On October 9, 1997, Sandaplast B.V. transferred its 54% interest in the Company to Mr. S.L. Hui.

  During the periods covered, Neutronics made, in the ordinary course of business, sales to Hotman totalling ATS 1.2 million for the year ended December 31, 1996. Amounts owed by Hotman are disclosed in Note 16.

  Humphrey Porter, Chairman of the Company's Management Board, has been granted an option by the Company to purchase the house he lives in Althofen, Austria. The purchase price will be the lower of the net book value of the house at the time of purchase, or the average of the appraisal values determined by two independent property appraisers.

28. SUBSEQUENT EVENTS

  During 1997, the plastics facility belonging to Ecoplast in Tab, Hungary was closed as part of a restructuring and integrated with the HTR factory in Tab. Major parts were transferred to the remaining factory belonging to Ecoplast in Sarvar, Hungary. In the future, all plastics manufacturing will be concentrated at this one location. Costs incurred in 1997 relating to this restructuring amounted to approximately ATS 9.0 million.

  The management of the Company is considering introducing a share option scheme for senior executives, however the details of the scheme are still to be finalized.

  The Company has entered into an agreement with ING Barings to have the Company's Shares approved for trading on EASDAQ which is expected to take place in October 1997.

  As shown in Note 23(a), the Company has entered into a capital lease for a factory extension in Sarvar, Hungary. Production at this factory commenced in October 1997. In addition, in October 1997 the construction of a new factory in Sarvar, Hungary was completed at a cost of ATS 36.5 million. The Company is to enter into a capital lease to finance the purchase of this factory.

29. ADDITIONAL DISCLOSURES REQUIRED UNDER AUSTRIAN GAAP

     a)  Emoluments to members of the management board

                               FOR THE PERIOD
                               FROM JULY 1, 1994
                               (INCEPTION)
YEAR ENDED DECEMBER 31,        TO DECEMBER 31,
----------------------------   ----------------
   1996             1995          1994
-----------    --------------  ------------
               (IN THOUSANDS)
ATS 7,861       ATS 7,172       ATS 3,977
=========       =========       =========


b)  Expenses for severance and pension obligations

                                                                                      FOR THE PERIOD
                                                                                      FROM JULY 1, 1994
                                                                                      (INCEPTION)
                                                   YEAR ENDED DECEMBER 31,            TO DECEMBER 31,
                                                   ------------------------------  --------------------
                                                        1996              1995           1994
                                                      ---------       ----------      ----------
                                                                   (IN THOUSANDS)
Members of management board and senior
  management as defined by ss.80 subsec. 1
  Austrian Stock Corporation Act ..................   ATS 1,128       ATS 1,033       ATS   487
Other employees ...................................   ATS 6,094       ATS 7,779       ATS 1,284
                                                      ---------       ---------       ---------
                                                      ATS 7,222       ATS 8,812       ATS 1,771
                                                      =========       =========       =========


c)  Number of employees

  The average number of employees during the periods presented was:

                                   1996             1995              1994
                                -----------    --------------    ---------------
Salaried employees ............         528               575               470
Workers.........................      1,388             2,046             1,430
                                -----------    --------------    --------------
                                      1,916             2,621             1,900
                                ===========    ==============    ==============


  The average for 1994 has been calculated for the period July 1 to December 31, 1994. The effect of the disposal of Euroton at the beginning of 1996 was to reduce the number of employees by 1,100.

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

             UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                               SIX MONTHS ENDED JUNE 30,
                                                       -----------------------------------------
                                              NOTE       1997           1997            1996
                                              ----     --------     ------------     -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..................................             $ 70,978     ATS  873,809     ATS 701,709
Increase in inventories of finished goods
  and work in process.....................                  411            5,059          20,271
Other capitalized costs...................                1,239           15,251           3,807
Other operating income....................      3         1,305           16,065          19,464
Cost of materials.........................              (46,196)        (568,728)       (473,807)
Personnel expenses........................              (14,691)        (180,860)       (139,555)
Amortization of intangible assets and
  depreciation of non-current assets......               (3,062)         (37,691)        (18,601)
Other operating expenses..................               (8,885)        (109,380)        (89,129)
Financial result, net.....................                 (906)         (11,152)         (8,935)
                                                       --------     ------------     -----------
NET INCOME................................             $    193     ATS    2,373     ATS  15,224
                                                       ========     ============     ===========
Income applicable to Neutronics...........                  236            2,901          15,185
(Loss) income applicable to minority
  interests...............................                  (43)            (528)             39
                                                       --------     ------------     -----------
NET INCOME................................             $    193     ATS    2,373     ATS  15,224
                                                       ========     ============     ===========
EARNINGS PER SHARE........................             $   0.15     ATS     1.81     ATS     9.49
                                                       ========     ============     ===========

See accompanying Notes to Unaudited Consolidated Condensed Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                      AT JUNE 30,
                                                       -----------------------------------------
                                              NOTE      1997           1997             1996
                                              ----     -------     -------------     -----------
                                                                    (IN THOUSANDS)
ASSETS
NON-CURRENT ASSETS
Initial contract costs....................             $ 1,784     ATS    21,963     ATS      --
Intangible assets.........................               1,923            23,676          23,340
Property, plant and equipment.............              41,180           506,961         321,544
Financial assets..........................               1,056            13,006          44,336
                                                       ---------     -----------
                                                          ----
                                                        45,943           565,606         389,220
                                                       ---------     -----------
                                                          ----
CURRENT ASSETS
Inventories...............................      5       16,854           207,489         143,022
Receivables and other assets..............      6       23,934           294,657         300,930
Cash and cash equivalents.................               1,826            22,472           6,700
                                                       ---------     -----------
                                                          ----
                                                        42,614           524,618         450,652
                                                       ---------     -----------
                                                          ----
Prepaid expenses..........................                 710             8,738           1,720
                                                       ---------     -----------
                                                          ----
TOTAL ASSETS..............................             $89,267     ATS 1,098,962     ATS 841,592
                                                       =============   ===========
SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY                            7
Share capital.............................             $12,997     ATS   160,000     ATS  80,000
Capital reserves..........................                  --                --          40,000
Retained earnings.........................               1,080            13,298          21,051
Minority interest.........................                 172             2,117           2,334
                                                       ---------     -----------
                                                          ----
                                                        14,249           175,415         143,385
                                                       ---------     -----------
                                                          ----
PROVISIONS
Provision for severance costs.............               3,259            40,121          36,256
Other provisions..........................               5,001            61,571          73,714
                                                       ---------     -----------
                                                          ----
                                                         8,260           101,692         109,970
                                                       ---------     -----------
                                                          ----
LIABILITIES
Accounts payable trade....................      8       20,099           247,436         192,210
Other liabilities.........................      9       42,392           521,888         389,805
                                                       ---------     -----------
                                                          ----
                                                        62,491           769,324         582,015
                                                       ---------     -----------
                                                          ----
Deferred income...........................               4,267            52,531           6,222
                                                       ---------     -----------
                                                          ----
TOTAL SHAREHOLDERS' EQUITY AND
  LIABILITIES.............................             $89,267     ATS 1,098,962     ATS 841,592
                                                       =============   ===========

See accompanying Notes to Unaudited Consolidated Condensed Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------------------
                                                         1997           1997             1996
                                                       --------     ------------     ------------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.........................................    $    193      ATS   2,373      ATS  15,224
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization....................       3,062           37,691           18,601
  Amortization of employee related provisions......        (325)          (4,001)          (4,378)
  Loss on sale of non-current assets...............           8              102            1,160
  Gain on sale of subsidiary.......................          --               --          (10,864)
  Capitalization of initial contract costs.........      (1,119)         (13,775)              --
  Share of loss in associated company..............           6               75              783
  Changes in assets and liabilities net of effects
     from purchase and disposal of subsidiaries:
     Increase in receivables and other assets......      (3,654)         (44,986)         (90,635)
     Decrease in prepaid expenses..................         244            3,001            2,305
     Increase in inventories.......................      (1,200)         (14,776)         (10,173)
     (Decrease) increase in liabilities and
       provisions..................................      (1,501)         (18,479)          48,772
     Increase in deferred income...................       2,401           29,563            2,954
  Other adjustments................................          10              120             (138)
                                                       --------     ------------     ------------
NET CASH USED FOR OPERATING ACTIVITIES.............    $ (1,875)     ATS (23,092)     ATS (26,389)
                                                       --------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of financial assets.......................          --               --             (875)
Purchase of property, plant and equipment..........      (4,067)         (50,066)         (27,381)
Purchase of intangible assets......................        (174)          (2,143)            (156)
Proceeds from disposal of non-current assets.......          32              398              842
Proceeds from disposal of subsidiaries, net of
  cash disposed of.................................          --               --           10,706
                                                       --------     ------------     ------------
NET CASH USED FOR INVESTING ACTIVITIES.............    $ (4,209)     ATS (51,811)     ATS (16,864)
                                                       --------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in borrowings under line of credit
  agreements.......................................       8,932          109,961           47,850
Proceeds from long term borrowings.................          --               --           10,000
Payments on long term borrowings and capital
  leases...........................................      (1,475)         (18,160)         (17,653)
Payments on related company financing..............          --               --          (11,405)
                                                       --------     ------------     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..........    $  7,457      ATS  91,801      ATS  28,792
                                                       --------     ------------     ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................       1,373           16,898          (14,461)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...         453            5,574           21,161
                                                       --------     ------------     ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.........    $  1,826      ATS  22,472      ATS   6,700
                                                        =======      ===========      ===========

See accompanying Notes to Unaudited Consolidated Condensed Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

 UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                             SHARE         CAPITAL        RETAINED      MINORITY
                            CAPITAL        RESERVES       EARNINGS      INTERESTS        TOTAL
                          -----------     ----------     ----------     ---------     -----------
                                                      (IN THOUSANDS)
BALANCE AT JANUARY 1,
  1996................    ATS  80,000     ATS 40,000     ATS  5,866     ATS 5,860     ATS 131,726
1996 net income to
  retained earnings...             --             --         15,185            39          15,224
Change in minority
  interests...........             --             --             --        (3,565)         (3,565)
                          -----------     -----------    -----------    -----------   -----------
BALANCE AT JUNE 30,
  1996................    ATS  80,000     ATS 40,000     ATS 21,051     ATS 2,334     ATS 143,385
                          ===========     ===========    ===========    ===========   ===========
BALANCE AT JANUARY 1,
  1997................         80,000         40,000         50,397         2,645         173,042
Increase in share
  capital.............         80,000        (40,000)       (40,000)           --              --
1997 net income to
  retained earnings...             --             --          2,901          (528)          2,373
                          -----------     -----------    -----------    -----------   -----------
BALANCE AT JUNE 30,
  1997................    ATS 160,000     ATS     --     ATS 13,298     ATS 2,117     ATS 175,415
                          ===========     ===========    ===========    ===========   ===========

See accompanying Notes to Unaudited Consolidated Condensed Financial Statements

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.   SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited consolidated condensed financial statements were prepared in accordance with Austrian GAAP. Application of U.S. GAAP would have affected the results of operations for the six months ended June 30, 1997 and 1996, and shareholders' equity as of June 30, 1997 and 1996 to the extent summarized in Note 2 to these consolidated condensed financial statements. The disclosure given in the notes to these consolidated condensed financial statements is in accordance with accounting principles for interim financial statements generally accepted in the United States. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation have been included.

     Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These consolidated condensed financial statements should be read in conjunction with the Company's audited annual financial statements.

     All amounts herein are shown in Austrian Schillings ("ATS"), unless otherwise indicated, and for the six months ended June 30, 1997 are also presented in U.S. dollars ("dollars" or "$"), the latter being presented solely for the convenience of the reader at the rate of ATS 12.311 = $1, the Noon Buying Rate of the Federal Reserve Bank of New York on October 15, 1997.

2. SIGNIFICANT DIFFERENCES BETWEEN AUSTRIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated condensed financial statements of Neutronics comply with Austrian GAAP, which differs in certain significant respects from U.S. GAAP. The Group's accounting policies under Austrian GAAP are disclosed in Note 1 of the audited consolidated financial statements. The significant differences that affect consolidated net income and shareholders' equity of Neutronics are set out below.

     a.  Manufacturing Contracts

     Under Austrian GAAP, costs and revenues relating to the initial phase of a contract (including design, testing and tooling for products) are deferred. Contract costs deferred are included within non-current assets as initial contract costs and amortized on a straight line basis over the weighted average length of production phases. Any revenues relating to the initial phase of a contract are included in deferred income and released to the income statement over the same period. Revenues relating to the production phase of a manufacturing contract are recognized on shipment of product to customers.

     Under U.S. GAAP, revenues and costs on manufacturing contracts are recognized using the percentage-of-completion method of accounting. The level of percentage-of-completion on a particular contract is measured using the units-of-delivery method. All costs and revenues relating to the initial phase of a contract are deferred and recognized in the income statement during the production phase of a contract in accordance with the percentage of units delivered to date on a contract.

     b.  Business Combinations

     Austrian GAAP requires that no deferred tax asset is recognized for differences between the assigned values and the tax bases of assets and liabilities recognized in a business combination accounted for as a purchase as far as such treatment would result in an excess of the fair values of the identifiable assets (including the deferred tax asset) and liabilities acquired over the cost of the acquisition. An excess of identifiable assets acquired less liabilities assumed over the cost of an acquired company may be allocated only against retained earnings and provisions recorded in the balance sheet.

     U.S. GAAP requires the recognition of a deferred tax liability or asset for differences between the assigned values and the tax bases of assets and liabilities recognized in a business combination accounted for as a purchase. Also, an excess of identifiable assets acquired less liabilities assumed over cost of the acquired company should be allocated to reduce proportionately the values assigned to non-current assets in determining their fair values. When accounting for the acquisition of Althofen Electronics GmbH, a deferred tax asset of ATS 28.6 million was recorded, and non-current assets were reduced by ATS 9.2 million. The remaining excess

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES of identifiable assets acquired less liabilities assumed totaled ATS 19.4 million and was, under U.S. GAAP, recorded as a deferred credit which is amortized on a straight-line basis over 10 years.

     c.  Financial Instruments

     Neutronics uses financial instruments to cover certain financial currency risks related to liabilities and anticipated transactions. As stated in Note 1 of the audited consolidated financial statements, according to Austrian GAAP, a reserve is set up for unrealized losses relating to financial instruments, whereas unrealized gains are not recognized until realized. Under U.S. GAAP, at the balance sheet date, financial instruments which are not designated as hedges of specific assets or liabilities are marked to market and any resulting unrealized gains and losses are recognized in the income statement.

     d.     Deferred Taxation

     Under Austrian GAAP, deferred taxes are recognized at currently enacted tax rates for all temporary differences that are expected to reverse, with the restrictions that deferred taxes on losses carried forward must not be provided for and that deferred tax assets must never exceed effective tax expenses in the past. Deferred tax assets must be netted against deferred tax liabilities.

     Under U.S. GAAP, deferred taxes are provided for all temporary differences, subject only to specific exceptions, and loss carryforwards at currently enacted tax rates. For deferred tax assets, which shall not be netted against deferred tax liabilities, a valuation allowance is to be established if it is more likely than not that some portion of such assets will not be realized.

     The deferred tax adjustment included in the following reconciliation to U.S. GAAP also includes the income tax effects of the above U.S. GAAP adjustments where appropriate.

     e.  Minority Interests

     Under Austrian GAAP, income applicable to minority interests is included as part of net income for the period and minority interests are included as part of shareholders' equity. Under U.S. GAAP, net income excludes income applicable to minority interests, and shareholders' equity excludes minority interests.

RECONCILIATION TO U.S. GAAP

     The following is a summary of the significant adjustments to net income for the six months ended June 30, 1997 and 1996 and to shareholders' equity at June 30, 1997 and 1996 which would be required if U.S. GAAP had been applied instead of Austrian GAAP. The translation of 1997 amounts from ATS into dollars has been made solely for the convenience of the reader at the rate of ATS 12.311 = $1, the Noon Buying Rate of the Federal Reserve Bank of New York on October 15, 1997.

                                                                SIX MONTHS ENDED JUNE 30,
                                                            ----------------------------------
                                                            1997        1997           1996
                                                            -----     ---------     ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                         AMOUNTS)
Net income as reported in the consolidated income
  statements under Austrian GAAP........................    $ 193     ATS 2,373     ATS 15,224
Less: Loss (income) applicable to minority interests....       43           528            (39)
                                                            -----     ---------     ----------
Adjusted net income under Austrian GAAP.................      236         2,901         15,185
  Adjustments required to conform with U.S. GAAP:
  Manufacturing contracts...............................      164         2,022             --
  Business combinations.................................       84         1,028          1,028
  Financial instruments.................................       24           300           (350)
  Deferred income taxes.................................      (11)         (135)        (1,332)
                                                            -----     ---------     ----------
                                                              261         3,215           (654)
                                                            -----     ---------     ----------
Net income in accordance with U.S. GAAP.................      497     ATS 6,116     ATS 14,531
                                                            =====     =========     ==========
Earnings per share in accordance with U.S. GAAP.........     0.31     ATS  3.82     ATS   9.08
                                                            =====     =========     ==========

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

                                                                     AT JUNE 30,
                                                       ---------------------------------------
                                                        1997          1997            1996
                                                       -------     -----------     -----------
                                                                   (IN THOUSANDS)
Shareholders' equity as reported in the
  consolidated balance sheets under Austrian
  GAAP.............................................    $14,249     ATS 175,415     ATS 143,385
Less: Minority interests...........................       (172)         (2,117)         (2,334)
                                                       -------     -----------     -----------
Adjusted shareholders' equity under Austrian
  GAAP.............................................     14,077         173,298         141,051
Adjustments required to conform with U.S. GAAP:
  Manufacturing contracts
     Initial contract costs........................        127           1,565              --
     Deferred contract revenues....................         13             160              --
  Business combinations
     Property, plant and equipment.................       (722)         (8,884)         (9,000)
     Deferred credit...............................     (1,103)        (13,584)        (15,525)
  Financial instruments............................         24             300              --
  Deferred income taxes............................      2,314          28,487          25,329
                                                       -------     -----------     -----------
                                                           653           8,044             804
                                                       =======     ===========     ===========
Shareholders' equity in accordance with U.S.
  GAAP.............................................    $14,730     ATS 181,342     ATS 141,855
                                                       =======     ===========     ===========

3.   DISPOSAL OF SUBSIDIARY

     On January 1, 1996, Neutronics sold its investment in Euroton for ATS 14.1 million cash, which resulted in a gain on disposal of ATS 10.9 million which is included in other operating income for the six months ended June 30, 1996.

4.   RESTRUCTURING COSTS

     During 1997, the plastics facility belonging to Ecoplast in Tab, Hungary was closed as part of a restructuring and integrated with the HTR factory in Tab. Major parts were transferred to the remaining factory belonging to Ecoplast in Sarvar, Hungary. In the future, all plastics manufacturing will be concentrated at this one location. Costs incurred in 1997 relating to this restructuring amounted to approximately ATS 9 million and have been included in the income statement for the six months ended June 30, 1997.

5.   INVENTORIES

                                                                          AT JUNE 30,
                                                                  ---------------------------
                                                                     1997            1996
                                                                  -----------     -----------
                                                                  (IN THOUSANDS)
Raw materials and manufacturing supplies......................    ATS 174,621     ATS  95,934
Work in process...............................................          3,880              --
Finished goods, parts and goods purchased for resale..........         25,640          24,199
Services received but not yet invoiced........................          2,667          21,110
Advanced payments to suppliers................................            681           1,779
                                                                  -----------     -----------
                                                                  ATS 207,489     ATS 143,022
                                                                  ===========     ===========

6.   RECEIVABLES AND OTHER ASSETS

                                                                          AT JUNE 30,
                                                                  ---------------------------
                                                                     1997            1996
                                                                  -----------     -----------
                                                                  (IN THOUSANDS)
Receivables from sales of goods and services..................    ATS 136,042     ATS  89,487
Receivables from associated company...........................         14,430          12,000
Receivables from related companies............................        119,842         169,775
Other receivables and other assets............................         24,343          29,668
                                                                  -----------     -----------
                                                                  ATS 294,657     ATS 300,930
                                                                  ===========     ===========

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

7.   SHAREHOLDERS' EQUITY

     With effect from January 1, 1997, the contributed share capital of Neutronics was increased by ATS 80 million to ATS 160 million by a reallocation from reserves and retained earnings. On August 25, 1997, the shareholders of the Company approved a resolution to convert the Company into a joint stock company under Austrian law, and to increase the Company's authorized and issued share capital to ATS 160 million, comprising 1,600,000 ordinary bearer shares with a nominal value of ATS 100 each. The change in legal status was formally approved by the Commercial Court in Austria on September 19, 1997, whilst the increase in the authorized share capital was formally approved by the Commercial Court in Austria on September 10, 1997.

     On October 15, 1997, the shareholders of the Company approved a resolution to increase the Company's authorized share capital to ATS 240 million, comprising 2,400,000 ordinary bearer shares with a nominal value of ATS 100 each. Management expects the Commercial Court in Austria to approve such increase in the near future.

8.   ACCOUNTS PAYABLE TRADE

                                                                          AT JUNE 30,
                                                                  ---------------------------
                                                                     1997            1996
                                                                  -----------     -----------
                                                                  (IN THOUSANDS)
Accounts payable to third parties.............................    ATS 175,942     ATS  96,487
Accounts payable to related companies.........................         71,494          95,723
                                                                  -----------     -----------
                                                                  ATS 247,436     ATS 192,210
                                                                  ===========     ===========

9.   OTHER LIABILITIES

                                                                          AT JUNE 30,
                                                                  ---------------------------
                                                                     1997            1996
                                                                  -----------     -----------
                                                                  (IN THOUSANDS)
Bank overdrafts...............................................    ATS 208,440     ATS 134,221
Bank loans....................................................         82,256         124,949
Liabilities to other financial institutions...................          7,224           7,023
Liabilities due to leasing activities.........................        188,670          36,005
Other liabilities to related companies........................             --          36,985
Advanced payments from customers..............................          1,503              --
Other liabilities.............................................         33,795          50,622
                                                                  -----------     -----------
                                                                  ATS 521,888     ATS 389,805
                                                                  ===========     ===========

10. COMMITMENTS AND CONTINGENCIES

     Neutronics entered into a sale and lease back for machinery in 1997. The lease qualifies as a capital lease and the sale and lease back resulted in no profit or loss. The fair value of the machinery is ATS 10.6 million. The first repayment is due in October 1997 and the lease term is five years.

11. FINANCIAL INSTRUMENTS

     The provision for unrealized losses on Japanese Yen forward exchange contracts made at December 31, 1996 has been released during the six months ended June 30, 1997 due to the change in the Japanese Yen exchange rate in relation to the Austrian Schilling.

12. RELATED PARTY TRANSACTIONS

     During the periods covered, Neutronics made, in the ordinary course of business, sales to and purchases from companies in the Philips Group which has a significant ownership interest in Neutronics. Amounts owed to and by these related companies are disclosed in Notes 6, 8 and 9. Net sales to companies in the Philips Group amounted to ATS 528.2 million (61% of total revenues) and ATS
620.6 million (88% of total revenues) for the six months ended June 30, 1997 and 1996, respectively. Purchases from these companies amounted to ATS 97.7 million and ATS 135.7 million for the six months ended June 30, 1997, and 1996, respectively. All such transactions with related parties are conducted at arm's length.

         NEUTRONICS ELECTRONIC INDUSTRIES HOLDING A.G. AND SUBSIDIARIES

     In addition, as disclosed in Note 9, Neutronics had an interest-free outstanding financing creditor balance with the Philips Group at June 30, 1996 which was repaid in full by December 31, 1996.

     During the periods covered, Neutronics made, in the ordinary course of business, sales to Hotman totalling ATS 5.0 million and ATS 1.2 million for the six months ended June 30, 1997 and 1996, respectively. Amounts owed by Hotman are disclosed in Note 6.

     Humphrey Porter, Chairman of the Company's Management Board, has been granted an option by the Company to purchase the house he lives in in Althofen, Austria. The purchase price will be the lower of the net book value of the house at the time of purchase, or the average of the appraisal values determined by two independent property appraisers.

15. SUBSEQUENT EVENTS

     On September 22, 1997, the Company acquired the remaining 4.1% of the issued share capital of Ecoplast for cash ATS 4.1 million. Payment for the shares is not due until December 1998.

     The management of the Company is considering introducing a share option scheme for senior executives, however, details of the scheme are still to be finalized.

     The Company has entered into an agreement with ING Barings to have the Company's Shares approved for trading on EASDAQ which is expected to take place in October 1997.

     The Company has entered into a capital lease for a factory extension in Sarvar, Hungary. Production at this factory commenced in October 1997. In addition, in October 1997 the construction of a new factory in Sarvar, Hungary was completed at a cost of ATS 36.5 million. The Company is to enter into a capital lease to finance the purchase of this factory.

(b)     Pro Forma Financial Information.

        The following pro forma financial information is being filed herewith:

                UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL
                   INFORMATION OF NEUTRONICS AND FLEXTRONICS


     On October 30, 1997, Flextronics International Ltd. (the "Company" or "Flextronics") acquired 92% of the outstanding stock of Neutronics Electronics Industries Holding A. G. ("Neutronics") by issuing approximately 2,806,000 shares of Flextronics Ordinary Shares at an exchange ratio of 1.91 shares of Flextronics stock for one share of Neutronics common stock (the "Merger").

     The unaudited pro forma combined statements of operations for the three years ended March 31, 1997 and the six months ended September 30, 1997 give effect to the Merger, which will be accounted for as a pooling of interests, as if the Merger was completed at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger was completed as of September 30, 1997.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The following unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes for the Company and Neutronics included elsewhere herein and in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

FLEXTRONICS INTERNATIONAL LTD. AND
NEUTRONICS ELECTRONICS INDUSTRIES HOLDING A.G.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS) (UNAUDITED)



                                                                                      Pro Forma           Pro
                                      Flextronics             Neutronics              Adjustment         Forma
                                   September 30, 1997      September 30, 1997      (See notes 1 & 2)    Combined
                                   ------------------    ---------------------     -----------------    --------
CURRENT ASSETS:
Cash ............................       $  17,825               $ 1,417               $                 $ 19,242
Accounts receivable .............          90,270                 5,699                                   95,969
Inventories, net ................         112,906                17,227                                  130,133
Receivables from associated
  companies......................               0                 7,092                                    7,092
Other current assets ............          18,055                 2,807                                   20,862
                                        ---------               -------               ---------         --------
Total current assets ............         239,056                34,242                                  273,298

OTHER NON-CURRENT ASSETS:
Property and equipment, net .....         147,607                43,476                                  191,083
Investments and other
  non-current assets.............          10,054                 4,968                                   15,022
Intangible assets, net ..........           9,691                   743                                   10,434
Goodwill net of amortization ....          19,892                    72                                   19,964
                                        ---------               -------               ---------         --------
Total non-current assets ........         187,244                49,259                                  236,503
                                        =========               =======               =========         ========
TOTAL ASSETS ....................       $ 426,300               $83,502               $                 $509,801
                                        =========               =======               =========         ========

CURRENT LIABILITIES:
Bank borrowings .................       $  81,500               $13,378               $                 $ 94,848
Current portion of capital lease            5,313                 4,005                                    9,319
Current portion of long term debt           5,414                     0                                    5,414
Accounts payable ................          96,683                17,598                                  114,281
Other current liabilities .......          57,679                 3,963                                   61,642
Income tax payable ..............           5,314                     1                                    5,315
                                        ---------               -------               ---------         --------
Total current liabilities .......         251,903                38,946                                  290,849

NON-CURRENT LIABILITIES:
Capital lease, less current
  portion........................           7,622                11,323                                   18,945
Long term debt, less current
  portion........................          66,680                 9,754                                   76,434
Notes payable to shareholders ...             115                     0                                      115
Other payables ..................               0                 8,456                                    8,456
Deferred income tax .............           3,128                     0                                    3,128
                                        ---------               -------               ---------         --------
Total non-current liabilities ...          77,545                29,533                                  107,078

Deferred income .................               0                 2,290                                    2,290
Minority interests ..............             485                   171                     124 (1)          780

SHAREHOLDERS' EQUITY:
Ordinary shares .................              89                 7,337                  (7,318)(2)          108
Additional paid-in capital ......          96,559                 3,668                   7,318 (2)      107,545
Accumulated profits/(deficit) ...            (281)                1,556                    (124)(1)        1,151
                                        ---------               -------               ---------         --------
Total shareholders' equity ......          96,367                12,561                    (124)         108,804
                                        =========               =======               =========         ========
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY.............       $ 426,300               $83,502               $                 $509,801
                                        =========               =======               =========         ========

FLEXTRONICS INTERNATIONAL LIMITED AND
NEUTRONICS ELECTRONICS INDUSTRIES HOLDING A.G.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                     For the period
                                                   from (July 1, 1994)
                                       Fiscal          inception
                                     year ended           to
                                       March           December
                                      31, 1995          31, 1994
                                    -------------     ------------    Pro forma           Pro forma
                                     Flextronics       Neutronics     adjustment          Combined
                                     -----------       ----------     ---------           ---------


Net sales ......................       $ 237,386        $ 54,763       $                    $ 292,149
Cost of sales ..................         214,865          50,561                              265,426
                                       ---------        --------        ---------           ---------
Gross profit ...................          22,521           4,202                               26,723


Selling, general and
administrative expenses ........          11,468           4,303                               15,771
Goodwill amortization ..........             510               7                                  517
Intangible assets amortization .             245               0                                  245
Reserach and development .......              91               0                                   91
                                       ---------        --------        ---------           ---------
Operating income(loss) .........          10,207            (108)                              10,099

Interest expense, net ..........            (774)             15                                 (759)
Merger expenses ................            (816)              0                                 (816)
Other expense, net .............            (998)            (81)              24(1)           (1,055)
                                       ---------        --------        ---------           ---------
Income (loss) before income taxes          7,619            (174)              24               7,469

Provision for income taxes .....           1,463             125                                1,588
                                       =========        ========        =========           =========
Net income (loss) ..............       $   6,156        $   (299)       $      24           $   5,881
                                       =========        ========        =========           =========



Net income (loss) per share ....       $    0.51        $  (0.19)                           $    0.39
                                       =========        =========                           =========


Weighted average outstanding
Ordinary Shares and equivalents.          12,103           1,600            1,206(2)           14,909
                                       =========        ========        =========           =========

FLEXTRONICS INTERNATIONAL LIMITED AND
NEUTRONICS INDUSTRIES HOLDING A.G.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)



                                        Fiscal         Fiscal
                                     year ended       year ended
                                      March 31,       December 31,
                                         1996             1995
                                    -------------     ------------    Pro forma        Pro forma
                                     Flextronics       Neutronics     adjustment        Combined
                                    -------------     ------------    ----------       ---------
Net sales ......................     $ 448,346        $ 123,699        $               $ 572,045
Cost of sales ..................       407,457          110,275                          517,732
                                     ---------        ---------        ---------       ---------
Gross profit....................        40,889           13,424                           54,313



Selling, general and
administrative expenses.........        18,787            9,351                           28,138
Goodwill amortization ..........           739               13                              752
Intangible assets amortization .           544                0                              544
Provision for plant closings ...         1,254                0                            1,254
Acquired in-process research and
development.....................        29,000                0                           29,000
                                     ---------        ---------        ---------       ---------
Operating income(loss) .........        (9,435)           4,060                           (5,375)

Interest expense, net ..........        (2,380)          (1,149)                          (3,529)
Merger expense .................             0                0                                0
Other income (expense), net ....           474           (1,783)             (86)(1)      (1,395)
                                     ---------        ---------        ---------       ---------
Income (loss) before income taxes      (11,341)           1,128              (86)        (10,299)

Provision for income taxes .....         3,791               56                            3,847

                                     =========        =========        =========       =========
Net income (loss) ..............     $ (15,132)       $   1,072        $     (86)      $ (14,146)
                                     =========        =========        =========       =========





Net income (loss) per share ....     $   (1.19)       $    0.67                        $   (0.91)
                                     =========        =========                        =========


Weighted average outstanding
Ordinary Shares and equivalents.        12,684           1,600             1,206(2)       15,490
                                     =========        =========        =========       =========

FLEXTRONICS INTERNATIONAL LIMITED AND
NEUTRONICS INDUSTRIES HOLDING A.G.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)



                                      Fiscal          Year ended
                                    Year ended        December 31,
                                   March 31, 1997        1996
                                    ------------      -----------        Pro forma         Pro forma
                                     Flextronics       Neutronics       adjustment        Combined
                                       ---------       ----------        ----------        ---------


Net sales ......................       $ 490,585        $ 149,422        $                $ 640,007
Cost of sales ..................         440,448          134,694                           575,142
                                       ---------        ---------        ---------        ---------
Gross profit....................          50,137           14,728                            64,865


Selling, general and
  administrative expenses.......          26,765            9,512                            36,277
Goodwill amortization ..........             989               13                             1,002
Intangible assets amortization .           1,646                0                             1,646
Provision for plant closings ...           5,868                0                             5,868
                                       ---------        ---------        ---------        ---------
Operating income(loss) .........          14,869            5,203                            20,072

Interest expense, net ..........          (3,885)          (1,835)                           (5,720)
Merger expense .................               0                0                                 0
Other income (expense), net ....          (1,309)             965             (361)(1)         (705)
                                       ---------        ---------        ---------        ---------
Income(loss) before income taxes           9,675            4,333             (361)          13,647

Provision for income taxes .....           2,212             (185)                            2,027
                                       =========        =========        =========        =========
Net income (loss) ..............       $   7,463        $   4,518        $    (361)       $  11,620
                                       =========        =========        =========        =========





Net income (loss) per share ....       $    0.50        $    2.82                         $    0.66
                                       =========        =========                         =========


Weighted average outstanding
Ordinary Shares and equivalents ..        14,877            1,600            1,206(2)        17,683
                                       =========        =========        =========        =========

FLEXTRONICS INTERNATIONAL LIMITED AND NEUTRONICS INDUSTRIES
HOLDING A.G.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                    Six months ended    Six months ended
                                      September 30,       September 30,
                                          1997                1997
                                    ----------------   ------------------    Pro forma        Pro forma
                                       Flextronics         Neutronics        adjustment       Combined
                                    ----------------   -------------------   ----------       ---------
Net sales ........................     $ 406,970           $ 80,045           $               $487,015
Cost of sales ....................       366,018             73,286                            439,303
                                       ---------           --------           ---------       --------
Gross profit .....................        40,952              6,759                             47,711
Selling, general and
  administrative expenses.........        20,016              4,354                             24,369
Goodwill amortization ............           970                  5                                975
Intangible assets amortization ...           778                  0                                778
                                       ---------           --------           ---------       --------
Operating income(loss) ...........        19,188              2,400                             21,588
Interest expense and other, net...        (7,116)            (1,140)                            (8,256)
Merger expenses ..................             0                  0                                  0
Other income (expense), net ......         1,418                193                (116)(1)      1,495
                                       ---------           --------           ---------       --------
Income(loss) before income taxes..        13,490              1,453                (116)        14,827
Provision for income taxes .......         1,653                  6                              1,659
                                       =========           ========           =========       ========
Net income (loss) ................     $  11,837           $  1,447           $    (116)      $ 13,168
                                       =========           ========           =========       ========




Net income (loss) per share ......     $    0.78           $   0.90                           $   0.74
                                       =========           ========                           ========
Weighted average outstanding
Ordinary Shares and equivalents...        15,107              1,600               1,206(2)      17,913
                                       =========           ========           =========       ========

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL


Note 1.  Basis of Presentation

     The unaudited pro forma condensed statements of operations combine the historical income statements of Neutronics for the two years ended December 31, 1996 and 1995 and the period from inception (July 1, 1994) to December 31, 1994 with the historical income statements of Flextronics for the three years ended March 31, 1997 to reflect results based on the pooling-of-interests method of accounting. The pro forma condensed interim financial statements combine the historical income statement for the six months ended September 30, 1997 for both companies. In addition, for purposes of the pro forma condensed financial statements, the financial statements of Neutronics have been translated from Austrian Schillings into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Accordingly, all of Neutronics' assets and liabilities have been translated at the exchange rates prevailing at the respective balance sheet dates and all income and expense items have been translated at the average rates for each of the periods presented. The following average exchange rates were used to translate income and expenses for the periods ended December 31, 1994, 1995 and 1996, and September 30, 1997 (in Schillings to the U.S. dollar): 10.60, 10.04, 11.34, and
12.38 respectively. The ending exchange rate used to translate the September 30, 1997 condensed pro forma balance sheet was 12.44. These rates were based on the Noon Buy Rates for Austrian Schillings. No adjustments were necessary to conform the accounting policies of the combining companies.

Note 2.  Pro Forma Net Income Per Share

     The pro forma combined net income per share is based on the combined weighted average number of common and dilutive equivalent shares of Flextronics and Neutronics based upon the exchange ratio of 1.91 Flextronics Ordinary Shares for each share of Neutronics common stock. Primary and fully diluted pro forma net income per share are not materially different

Note 3.  Merger Related Expenses of Flextronics and Neutronics

     Flextronics and Neutronics estimate that they will incur merger-related expenses, consisting primarily of investment banking, legal and accounting fees, financial printing and other related charges, of approximately $4.0 million. This estimate is preliminary and is therefore subject to change. These costs were incurred in the three month period ended December 31, 1997 and will be expensed in that period. As such, no merger-related expenses are included in the pro forma condensed statements of operations.


Pro forma adjustments:

(1) To accrue 8% minority interest in earnings of Neutronics resulting from certain Neutronics shareholders not participating in the merger.
Minority interest was accrued as if it existed as of July 1, 1994.


(2) Reflects exchange of 92% of Neutronics outstanding common stock for 2,806,000 shares of Flextronics Ordinary Shares.

        (C)  EXHIBITS.

        (2) Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession.

        Exhibit 2 Exchange Agreement, dated as of October 19, 1997, by and among Flextronics International Ltd., Neutronics Electronic Industries Holding A.G. and the named Shareholders of Neutronics Electronic Industries Holding A.G. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.*

        (10)  Material Contracts.

        Exhibit 10 Loan Agreement, dated as of October 19, 1997, by and among Flextronics International Ltd., Neutronics Electronic Industries Holding A.G. and Althofen Electronics GmbH.*

        (23)  Consents of Experts and Counsel.

        Exhibit 23 Consent of Independent Public Accountants for Neutronics Electronic Industries Holding A.G.

        (99)  Additional Exhibits.

        Exhibit 99 Letter from Independent Public Accountants for Neutronics Electronics Industries Holding A.G. regarding audit of Neutronics Electronics Industries Holding A.G.

 *The asterisked exhibits were included in the registrant's report on Form 8-K as filed by the registrant on November 10, 1997.

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FLEXTRONICS INTERNATIONAL LTD.




Date: January 13, 1998                By: /s/ Robert R. B. Dykes
                                          --------------------------------------
                                          Robert R. B. Dykes
                                          Senior Vice President of Finance
                                          and Administration

                                  EXHIBIT INDEX

Exhibit 2

Exchange Agreement, dated as of October 19, 1997, by and among Flextronics International Ltd., Neutronics Electronic Industries Holding A.G. and the named Shareholders of Neutronics Electronic Industries Holding A.G. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.*

Exhibit 10

Loan Agreement, dated as of October 19, 1997, by and among Flextronics International Ltd., Neutronics Electronic Industries Holding A.G. and Althofen Electronics GmbH.*

Exhibit 23

Consent of Independent Public Accountants for Neutronics Electronics Industries Holding A.G.

Exhibit 99

Letter from Independent Public Accountants for Neutronics Electronics Industries Holding A.G. regarding audit of Neutronics Electronics Industries Holding A.G.


 *The asterisked exhibits were included in the registrant's report on Form 8-K as filed by the registrant on November 10, 1997.